Exhibit 17(uuu)

PROSPECTUS MARCH 1, 2006

AS REVISED MAY 1, 2006

AXA ENTERPRISE MULTIMANAGER

FUNDS TRUST

AXA Enterprise Allocation Funds

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Moderate-Plus Allocation Fund

AXA Enterprise Aggressive Allocation Fund

The Securities and Exchange Commission has not approved any fund’s shares or determined whether this Prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

ENTERPRISE

Fund Distributors, Inc.

An AXA Financial Company

INTRODUCTION

AXA Enterprise Multimanager Funds Trust (“Trust”) is comprised of distinct mutual funds, each with its own investment strategy and risk/reward profile. This prospectus describes the Class A, Class B, Class C and Class Y shares of the Trust’s four (4) AXA Enterprise Allocation Funds (“Allocation Funds”). The Allocation Funds are designed as a convenient approach to help investors meet retirement and other long-term goals. Information on each Allocation Fund, including investment objective, investment strategies and investment risks, can be found on the pages following this introduction. The investment objective of each Allocation Fund may be changed without a shareholder vote.

The investment manager to the Allocation Funds is AXA Equitable Life Insurance Company (“AXA Equitable”). Information regarding AXA Equitable is included under “Management Team” in this prospectus.

The distributor for each Allocation Fund is Enterprise Fund Distributors, Inc. (the “Distributor”).

An investment in an Allocation Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Because you could lose money by investing in these funds, be sure to read all risk disclosures carefully before investing.

Table of

CONTENTS

The Allocation Funds at a Glance	1

Goals, Strategies & Risks

AXA Enterprise Conservative Allocation Fund	3
AXA Enterprise Moderate Allocation Fund	4
AXA Enterprise Moderate-Plus Allocation Fund	5
AXA Enterprise Aggressive Allocation Fund	8

Fund Fees & Expenses

Fund Fees & Expenses	10

More About Investment Strategies & Risks

More About Investment Strategies & Risks	12

Information Regarding the Underlying Funds	15

Management Team

The Manager	21

Fund Services

Investing in the Funds	23
How Sales Charges are Calculated	25
Ways to Reduce or Eliminate Sales Charges	30
It’s Easy to Open an Account	32
Buying Shares	33
Selling Shares	34
Selling Shares in Writing	36
Exchanging Shares	37
Restrictions on Buying, Selling and Exchanging Shares	38
How Fund Shares are Priced	40
Dividends and Other Distributions	41
Tax Consequences	41
Additional Information	42

Description of Benchmark	44

Financial Highlights	45

THE ALLOCATION FUNDS AT A GLANCE

The Allocation Funds are designed as a convenient approach to help investors meet retirement and other long-term goals. Investors may choose to invest in one or more of the Allocation Funds based on their risk tolerance, investment time horizons and personal investment goals.

There are four Allocation Funds — AXA Enterprise Conservative Allocation Fund (“Conservative Allocation Fund”), AXA Enterprise Moderate Allocation Fund (“Moderate Allocation Fund”), AXA Enterprise Moderate-Plus Allocation Fund (“Moderate-Plus Allocation Fund”) and AXA Enterprise Aggressive Allocation Fund (“Aggressive Allocation Fund”). Each Allocation Fund pursues its investment objective by investing exclusively in other mutual funds (the “Underlying Funds”) managed by AXA Equitable or Enterprise Capital Management, Inc. (“Enterprise Capital”), an affiliate of AXA Equitable. The chart below illustrates each Allocation Fund according to its relative emphasis on seeking income and seeking growth of capital:

Allocation Fund	Income	Growth of Capital
Conservative Allocation Fund	High	Low
Moderate Allocation Fund	Medium	Medium to High
Moderate-Plus Allocation Fund	Low	Medium to High
Aggressive Allocation Fund	Low	High

AXA Equitable, under the oversight of the Trust’s Board of Trustees (the “Board”), has established an asset allocation target for each Allocation Fund. This target is the approximate percentage of each fund’s assets that is invested in either equity securities or fixed income securities (referred to herein as “asset classes”) as represented by equity securities holdings or fixed income securities holdings of Underlying Funds in which the fund invests. Subject to this asset allocation target, AXA Equitable also has established target investment percentages for each asset category in which an Allocation Fund invests. Each target investment percentage is an approximate percentage of a fund’s assets that is invested in a particular asset category through investments in Underlying Funds whose individual securities holdings fall within such asset category. As used in this prospectus, the term “asset category” refers to specific types of securities within each asset class (i.e., international equity securities, large cap equity securities, small/mid cap equity securities, investment grade bonds, and high yield bonds). These asset allocation targets and target investment percentages may be changed without shareholder approval.

AXA Equitable establishes the asset allocation targets for each asset class and the target investment percentages for each asset category and identifies the specific Underlying Funds in which to invest using its proprietary investment process, based on fundamental research regarding the investment characteristics of the asset classes, asset categories and Underlying Funds, as well as its outlook for the economy and financial markets. AXA Equitable may change the asset allocation targets and the target investment percentages and may add new Underlying Funds or replace existing Underlying Funds. The following chart describes the current allocation targets among the asset classes and asset categories for each Allocation Fund.

	Conservative Allocation	Moderate Allocation	Moderate- Plus Allocation	Aggressive Allocation
Range of Equities	20%	50%	70%	90%
• International	5%	15%	20%	25%
• Large Cap	10%	25%	35%	45%
• Small/Mid Cap	5%	10%	15%	20%
Range of Bonds*	80%	50%	30%	10%
• Investment Grade	75%	45%	30%	10%
• High Yield	5%	5%	0%	0%
*	The target allocation for the investment grade and high yield fixed income classes may include securities of both U.S. and foreign issuers.

Actual allocations can deviate from the amounts shown above by up to 15% for each asset class and each asset category. Each Allocation Fund also may deviate temporarily from its asset allocation targets and target investment percentages for defensive purposes. In addition, each Allocation Fund may deviate from its asset allocation targets and target investment percentages as a result of appreciation or depreciation of the holdings of the Underlying Funds in which it invests. The Allocation Funds have adopted certain policies to reduce the likelihood of such an occurrence. First, AXA Equitable will rebalance each Allocation Fund’s holdings periodically to bring the asset allocation of an Allocation Fund back into alignment with its target allocations. Second, AXA Equitable will not allocate any new investment dollars to any Underlying Fund that holds securities of a particular asset class or category whose maximum percentage has been exceeded. Third, AXA Equitable will allocate new investment dollars on a priority basis to Underlying Funds that hold securities of a particular asset class or category whose minimum percentage has not been achieved.

In order to give you a better understanding of the types of Underlying Funds in which the Allocation Funds currently may invest, the table below lists the Underlying Funds, divided by asset category based on each Underlying Fund’s primary security holdings. Each of the Underlying Funds is advised by AXA Equitable or Enterprise Capital and sub-advised by other advisers, certain of which are affiliates of AXA Equitable and Enterprise Capital. In this connection, the Manager’s selection of Underlying Funds may have a positive or negative effect on its revenues and/or profits. You should be aware that in addition to the fees directly associated with an Allocation Fund, you will also indirectly bear the fees of the Underlying Funds, which include management and administration fees paid to AXA Equitable or Enterprise Capital, and in certain instances, advisory fees paid by AXA Equitable or Enterprise Capital to their affiliates. The Allocation Funds will purchase Class Y shares of the Underlying Funds, which are not subject to any sales charges or distribution or service (Rule 12b-1) fees.

Investment Grade Bond	High Yield Bond
AXA Enterprise Multimanager Core Bond Fund	AXA Enterprise High-Yield Bond Fund
AXA Enterprise Government Securities Fund	Small/Mid Cap Equities
AXA Enterprise Short Duration Bond Fund	AXA Enterprise Multimanager Mid Cap Growth Fund
AXA Enterprise Money Market Fund	AXA Enterprise Multimanager Mid Cap Value Fund
Large Cap Equities	AXA Enterprise Small Company Growth Fund
AXA Enterprise Multimanager Growth Fund	AXA Enterprise Small Company Value Fund
AXA Enterprise Multimanager Core Equity Fund	International Equities
AXA Enterprise Multimanager Value Fund	AXA Enterprise Multimanager International Equity Fund
AXA Enterprise Capital Appreciation Fund	AXA Enterprise International Growth Fund
AXA Enterprise Deep Value Fund
AXA Enterprise Equity Fund
AXA Enterprise Equity Income Fund
AXA Enterprise Growth Fund
AXA Enterprise Growth and Income Fund
AXA Enterprise Large Cap Growth Fund

Please note that you may invest directly in the Underlying Funds and that, as an investor in any of the Allocation Funds, you will bear both the expenses of the particular Allocation Fund as well as the indirect expenses associated with the Underlying Funds. Therefore, you may be able to realize lower aggregate expenses by investing directly in the Underlying Funds of an Allocation Fund instead of in the Allocation Fund itself. An investor who chooses to invest directly in the Underlying Funds would not, however, receive the asset allocation and rebalancing services provided by AXA Equitable.

AXA ENTERPRISE CONSERVATIVE ALLOCATION FUND

Manager:	AXA Equitable

Key Characteristics:

•	High level of principal security

•	Potential for growth through conservative investments

•	Diversification created by some limited stock investment providing higher return potential

Investment Goal

Seeks a high level of current income.

Principal Investment Strategies

This fund invests approximately 80% of its assets in fixed income investments and approximately 20% of its assets in equity investments through investments in Underlying Funds. Subject to this asset allocation target, the fund generally invests its assets in a combination of Underlying Funds that would result in the fund being invested in the following asset categories in the approximate percentages shown in the chart below.

International Equity Securities	5%
Large Cap Equity Securities	10%
Small/Mid Cap Equity Securities	5%
Investment Grade Bonds	75%
High Yield Bonds	5%

The target allocation to investment grade and high yield fixed income asset classes may include securities of both U.S. and foreign issuers. Actual allocations between asset classes and among asset categories can deviate from the amounts shown above by up to 15% of the fund’s assets.

This fund is managed so that it can serve as a core part of your larger portfolio. The Underlying Funds have been selected to represent a reasonable spectrum of investment options for the fund. AXA Equitable has based the target investment percentages for the fund on the degree to which it believes the Underlying Funds, in combination, to be appropriate for the fund’s investment objective. AXA Equitable may change the asset allocation ranges and the particular Underlying Funds in which the fund invests.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•	Risks Associated with Underlying Funds — Since the fund invests directly in the Underlying Funds, all risks associated with the eligible Underlying Funds apply to the fund. To the extent the fund invests in Underlying Funds that invest primarily in equity securities, the performance of the fund will be subject to the risks of investing in equity securities, including currency risk, equity risk, foreign investing and emerging markets risk, investment style risk, IPO risk, issuer-specific risk, large-capitalization risk, portfolio management risk, portfolio turnover risk, small- and mid-capitalization risk and sub-adviser selection risk. To the extent the fund invests in Underlying Funds that invest primarily in fixed income securities, the performance of the fund will be subject to the risks of investing in fixed income securities, which may include non-investment grade securities. Such risks include credit/default risk, currency risk, derivatives risk, foreign investing and emerging markets risk, interest rate risk, investment grade securities risk, issuer-specific risk, liquidity risk, lower-rated securities risk, mortgage-backed and asset-backed securities risk, portfolio management risk and sub-adviser selection risk.

•	Market Risk — The Underlying Funds’ share prices, and thus the share price of the fund, can fall because of weakness in the broad market, a particular industry, or specific holdings. The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, AXA Equitable’s assessment of the companies in the Underlying Funds may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the Underlying Funds’ investment approach could fall out of favor with the investing public, resulting in lagging performance versus other comparable funds.

•	Portfolio Management Risk — The risk that AXA Equitable’s allocations among the asset classes and categories and its selection of the Underlying Funds fail to produce the desired results.

More information about the risks of an investment in the fund is provided below in “More About Investment Strategies & Risks.”

Fund Performance

Information about fund performance is not provided because the fund does not have returns for a full calendar year. The inception date for the fund is January 10, 2005.

AXA ENTERPRISE MODERATE ALLOCATION FUND

Manager:	AXA Equitable

Key Characteristics:

•	Diversification provided by balance of underlying funds investing in growth and undervalued stock

•	Balances higher return potential with a degree of price and income stability

Investment Goal

Seeks long-term capital appreciation and current income.

Principal Investment Strategies

This fund invests approximately 50% of its assets in equity investments and approximately 50% of its assets in fixed income investments through investments in Underlying Funds. Subject to this asset allocation target, the fund generally invests its assets in a combination of Underlying Funds that would result in the fund being invested in the following asset categories in the approximate percentages shown in the chart below.

International Equity Securities	15%
Large Cap Equity Securities	25%
Small/Mid Cap Equity Securities	10%
Investment Grade Bonds	45%
High Yield Bonds	5%

The target allocation to investment grade and high yield fixed income asset classes may include securities of both U.S. and foreign issuers. Actual allocations between asset classes and among asset categories can deviate from the amounts shown above by up to 15% of the fund’s assets.

This fund is managed so that it can serve as a core part of your larger portfolio. The Underlying Funds have been selected to represent a reasonable spectrum of investment options for the fund. AXA Equitable has based the target investment percentages for the fund on the degree to which it believes the Underlying Funds, in combination, to be appropriate for the fund’s investment objective. AXA Equitable may change the asset allocation ranges and the particular Underlying Funds in which the fund invests.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•	Risks Associated with Underlying Funds — Since the fund invests directly in the Underlying Funds, all risks associated with the eligible Underlying Funds apply to the Fund. To the extent the fund invests in Underlying Funds that invest primarily in equity securities, the performance of the fund will be subject to the risks of investing in equity securities, including currency risk, equity risk, foreign investing and emerging markets risk, investment style risk, IPO risk, issuer-specific risk, large-capitalization risk, portfolio management risk, portfolio turnover risk, small- and mid-capitalization risk and sub-adviser selection risk. To the extent the fund invests in Underlying Funds that invest primarily in fixed income securities, the performance of the fund will be subject to the risks of investing in fixed income securities, which may include non-investment grade securities. Such risks include credit/default risk, currency risk, derivatives risk, foreign investing and emerging markets risk, interest rate risk, investment grade securities risk, issuer-specific risk, liquidity risk, lower-rated securities risk, mortgage-backed and asset-backed securities risk, portfolio management risk and sub-adviser selection risk.

•	Market Risk — The Underlying Funds’ share prices, and thus, the share price of the fund, can fall because of weakness in the broad market, a particular industry, or specific holdings. The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, AXA Equitable’s assessment of the companies in the Underlying Funds may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the Underlying Funds’ investment approach could fall out of favor with the investing public, resulting in lagging performance versus other comparable funds.

•	Portfolio Management Risk — The risk that AXA Equitable’s allocations among the asset classes and categories and its selection of the Underlying Funds fail to produce the desired results.

More information about the risks of an investment in the fund is provided below in “More About Investment Strategies & Risks.”

Fund Performance

Information about fund performance is not provided because the fund does not have returns for a full calendar year. The inception date for the fund is January 10, 2005.

AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND

Manager:	AXA Equitable

Key Characteristics:

•	Potential for long-term growth

•	Broad diversification through underlying funds

Investment Goal

Seeks long-term capital appreciation and current income, with a greater emphasis on capital appreciation.

Principal Investment Strategies

This fund invests approximately 70% of its assets in equity investments and approximately 30% of its assets in fixed income investments through investments in Underlying Funds. Subject to this asset allocation target, the fund generally invests its assets in a combination of Underlying Funds that would result in the fund being invested in the following asset categories in the approximate percentages shown in the chart below.

International Equity Securities	20%
Large Cap Equity Securities	35%
Small/Mid Cap Equity Securities	15%
Investment Grade Bonds	30%
High Yield Bonds	0%

Actual allocation between asset classes and among asset categories can deviate from the amounts shown above by up to 15% of the fund’s assets.

This fund is managed so that it can serve as a core part of your larger portfolio. The Underlying Funds have been selected to represent a reasonable spectrum of investment options for the fund. AXA Equitable has based the target investment percentages for the fund on the degree to which it believes the Underlying Funds, in combination, to be appropriate for the fund’s investment objective. AXA Equitable may change the asset allocation ranges and the particular Underlying Funds in which the fund invests.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•	Risks Associated with Underlying Funds — Since the fund invests directly in the Underlying Funds, all risks associated with the eligible Underlying Funds apply to the fund. To the extent the fund invests in Underlying Funds that invest primarily in equity securities, the performance of the fund will be subject to the risks of investing in equity securities, including currency risk, equity risk, foreign investing and emerging markets risk, investment style risk, IPO risk, issuer-specific risk, large-capitalization risk, portfolio management risk, portfolio turnover risk, small- and mid-capitalization risk and sub-adviser selection risk. To the extent the fund invests in Underlying Funds that invest primarily in fixed income securities, the performance of the fund will be subject to the risks of investing in fixed income securities, which may include non-investment grade securities. Such risks include credit/default risk, currency risk, derivatives risk, foreign investing and emerging markets risk, interest rate risk, investment grade securities risk, issuer-specific risk, liquidity risk, lower-rated securities risk, mortgage-backed and asset-backed risk, portfolio management risk and sub-adviser selection risk.

•	Market Risk — The Underlying Funds’ share prices, and thus the share price of the fund, can fall because of weakness in the broad market, a particular industry, or specific holdings. The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, AXA Equitable’s assessment of the companies in the Underlying Funds may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the Underlying Funds’ investment approach could fall out of favor with the investing public, resulting in lagging performance versus other comparable funds.

•	Portfolio Management Risk — The risk that AXA Equitable’s allocations among the asset classes and categories and its selection of the Underlying Funds fail to produce the desired results.

More information about the risks of an investment in the fund is provided below in “More About Investment Strategies & Risks.”

FUND PERFORMANCE

The following information gives some indication of the risks of an investment in the fund by showing yearly changes in the fund’s performance and by comparing the fund’s performance with a broad measure of market performance. Both the bar chart and table below assume reinvestment of dividends and other distributions and may include the effect of expense limitations that were in place during the periods shown.

The fund’s performance shown below is principally the performance of its predecessor registered investment company, the Enterprise Managed Fund (the “Enterprise Fund”). On June 3, 2005, the fund merged with the Enterprise Fund, a series of The Enterprise Group of Funds, Inc., which is a separate investment company managed by Enterprise Capital, and assumed its operating history and performance record.

Past performance (before and after taxes) is not an indication of future performance. This may be particularly true for this fund because its predecessor had a different investment objective and invested directly in equity and debt securities, while the fund invests substantially all of its assets in other mutual funds that emphasize either equity or debt investments. If the predecessor fund had invested in other mutual funds instead of investing directly in equity and debt securities, the performance of the predecessor fund may have been different.

Calendar Year Annual Total Returns (Class Y)

The following bar chart illustrates the calendar year annual total returns for the fund’s Class Y shares. The inception date for the Class Y shares of the fund is July 5, 1995. The returns for the fund’s Class A, B and C shares would be lower than the Class Y returns shown in the bar chart because those other classes have higher total expenses. In addition, the Class Y returns shown in the bar chart do not reflect sales charges, which would apply to Class A, B and C shares; if such sales charges were reflected, the returns shown would be lower.

Calendar Year Annual Total Returns (Class Y)

Best quarter (% and time period)	Worst quarter (% and time period)
13.55% (1997 2nd Quarter )	–16.38% (2001 3rd Quarter )

Average Annual Total Returns

for the periods ended December 31, 2005

The table below shows how the average annual total returns (adjusted to reflect applicable sales charges) for each class of the fund (before and after taxes) for the periods shown compare to those of a broad-based index. The table also shows hypothetical total returns that have been calculated to reflect return after taxes on distributions and return after taxes on distributions and assumed sale of fund shares. Please note, as described above, that these sections include the performance of the fund’s predecessor which had a somewhat different investment objective and sought to achieve the objective by investing directly in equity and debt securities rather than by investing in other investment companies.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns to an investor depend on the investor’s own tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. In some cases, the after-tax returns may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

Average Annual Total Returns (For the periods ended December 31, 2005)	1 Year	5 Years	10 Years*
Class A—Return Before Taxes	1.10%	–1.93%	4.48%
Return After Taxes on Distributions	0.43%	–2.17%	3.47%
Return After Taxes on Distributions & Sales of Fund Shares	0.72%	–1.77%	3.47%
Class B—Return Before Taxes	0.60%	–1.86%	4.52%
Return After Taxes on Distributions	0.11%	–2.00%	3.61%
Return After Taxes on Distributions & Sales of Fund Shares	0.39%	–1.65%	3.58%
Class C—Return Before Taxes	4.47%	–1.53%	2.36%
Return After Taxes on Distributions	3.98%	–1.67%	1.44%
Return After Taxes on Distributions & Sales of Fund Shares	2.91%	–1.38%	1.70%
Class Y—Return Before Taxes	6.40%	–0.55%	5.40%
Return After Taxes on Distributions	5.53%	–0.89%	4.25%
Return After Taxes on Distributions & Sales of Fund Shares	4.17%	–0.66%	4.19%
S&P 500 Index**	4.91%	0.54%	11.13%
*	The inception date for the Class A shares is October 1, 1994, for the Class B shares is May 1, 1995, for the Class C shares is May 1, 1997 and for the Class Y shares is July 5, 1995. The performance of the fund’s Class C shares for the 10-year period includes the performance of the fund’s Class A shares for the periods prior to the inception date of the fund’s Class C shares restated to reflect the fees and expenses associated with the fund’s Class C shares.
**	Index returns do not reflect any deductions for expenses, brokerage commissions, sales charges or taxes. For more information on this index, see the following section “Description of Benchmark.”

AXA ENTERPRISE AGGRESSIVE ALLOCATION FUND

Manager:	AXA Equitable

Key Characteristics:

•	Potential for long-term growth

•	Broad diversification among underlying equity funds

Investment Goal

Seeks long-term capital appreciation.

Principal Investment Strategies

This fund invests approximately 90% of its assets in equity investments and approximately 10% of its assets in fixed income investments through investments in Underlying Funds. Subject to this asset allocation target, the fund generally invests its assets in a combination of Underlying Funds that would result in the fund being invested in the following asset categories in the approximate percentages shown in the chart below.

International Equity Securities	25%
Large Cap Equity Securities	45%
Small/Mid Cap Equity Securities	20%
Investment Grade Bonds	10%
High Yield Bonds	0%

Actual allocations between asset classes and among asset categories can deviate from the amounts shown above by up to 15% of the fund’s assets.

This fund is managed so that it can serve as a core part of your larger portfolio. The Underlying Funds have been selected to represent a reasonable spectrum of investment options for the fund. AXA Equitable has based the target investment percentages for the Fund on the degree to which it believes the Underlying Funds, in combination, to be appropriate for the fund’s investment objective. AXA Equitable may change the asset allocation ranges and the particular Underlying Funds in which the fund invests.

Principal Investment Risks

An investment in the fund is not guaranteed; you may lose money by investing in the fund. When you sell your shares of the fund, they could be worth more or less than what you paid for them.

The principal risks presented by the fund are:

•	Risks Associated with Underlying Funds — Since the fund invests directly in the Underlying Funds, all risks associated with the eligible Underlying Funds apply to the fund. To the extent the fund invests in Underlying Funds that invest primarily in equity securities, the performance of the fund will be subject to the risks of investing in equity securities, including currency risk, equity risk, foreign investing and emerging markets risk, investment style risk, IPO risk, issuer-specific risk, large-capitalization risk, portfolio management risk, portfolio turnover risk, small- and mid-capitalization risk and sub-adviser selection risk. To the extent the fund invests in Underlying Funds that invest primarily in fixed income securities, the performance of the fund will be subject to the risks of investing in fixed income securities, which may include non-investment grade securities. Such risks include credit/default risk, currency risk, derivatives risk, foreign investing and emerging markets risk, interest rate risk, investment grade securities risk, issuer-specific risk, liquidity risk, lower rated securities risk, mortgage-backed and asset-backed securities risk, portfolio management risk and sub-adviser selection risk.

•	Market Risk — The Underlying Funds’ share prices, and thus the share price of the fund, can fall because of weakness in the broad market, a particular industry, or specific holdings. The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, AXA Equitable’s assessment of the companies in the Underlying Funds may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the Underlying Funds’ investment approach could fall out of favor with the investing public, resulting in lagging performance versus other comparable funds.

•	Portfolio Management Risk — The risk that AXA Equitable’s allocations among the asset classes and categories and its selection of the Underlying Funds fail to produce the desired results.

More information about the risks of an investment in the fund is provided below in “More About Investment Strategies & Risks.”

Fund Performance

Information about fund performance is not provided because the fund does not have returns for a full calendar year. The inception date for the fund is January 10, 2005.

FEES AND EXPENSES OF THE ALLOCATION FUNDS

The following tables describe the fees and expenses that you would pay if you buy and hold shares of each fund.

Shareholder Fees

(fees paid directly from your investment)

	CLASS A		CLASS B		CLASS C		CLASS Y
Maximum sales charge (load)[1]	4.75%		5.00%		1.00%		None
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	4.75%	[2]	None		None		None
Maximum deferred sales charge (load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	None	[3]	5.00%	[4]	1.00%	[5]	None
Redemption fee (as a percentage of amount redeemed, if applicable)[6]	2.00%		2.00%		2.00%		2.00%
[1]	This sales charge includes both the maximum sales charge imposed at the time of purchase and the maximum applicable deferred sales charge.
[2]	This sales charge varies depending upon how much you invest. See “Fund Services.”
[3]	If you buy $1,000,000 or more ($100,000 or more for certain employee benefit plans and $500,000 or more for Traditional IRAs, IRA rollovers, Coverdell IRAs or Roth IRAs) of Class A shares and redeem those shares within twelve months of the date of purchase, a contingent deferred sales charge of 1.00% generally will apply to the redemptions of those shares. See “Fund Services.”
[4]	This sales charge is imposed if you redeem Class B shares within one year of your purchase. A graduated reduced sales charge is imposed if you redeem your shares within six years of purchase. Class B shares automatically convert to Class A shares about eight years after the end of the calendar month in which you purchased them and will be subject to lower expenses. See “Fund Services.”
[5]	This sales charge is imposed if you redeem Class C shares within one year of your purchase. See “Fund Services.”
[6]	If you redeem or exchange shares of a fund after holding them one month or less, a fee of 2.00% of the current net asset value of the shares being redeemed or exchanged generally will assessed and retained by the fund for the benefit of the remaining shareholders. See “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”

FUND FEES & EXPENSES

Annual Fund Operating Expenses

(expenses that are deducted from fund assets, as a percentage of average daily net assets)

	Conservative Allocation Fund
	CLASS A	CLASS B	CLASS C	CLASS Y
Management Fee	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees (including a 0.25% service fee)	0.30%	1.00%	1.00%	None
Other expenses*	11.79%	11.79%	11.79%	11.79%
Total operating expenses	12.29%	12.99%	12.99%	11.99%
Less fee waiver/expense reimbursement**	(11.79)%	(11.79)%	(11.79)%	(11.79)%
Net operating expenses***	0.50%	1.20%	1.20%	0.20%
	Moderate Allocation Fund
	CLASS A	CLASS B	CLASS C	CLASS Y
Management Fee	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees (including a 0.25% service fee)	0.30%	1.00%	1.00%	None
Other expenses*	3.66%	3.66%	3.66%	3.66%
Total operating expenses	4.16%	4.86%	4.86%	3.86%
Less fee waiver/expense reimbursement**	(3.66)%	(3.66)%	(3.66)%	(3.66)%
Net operating expenses***	0.50%	1.20%	1.20%	0.20%
	Moderate-Plus Allocation Fund
	CLASS A	CLASS B	CLASS C	CLASS Y
Management Fee	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees (including a 0.25% service fee)	0.30%	1.00%	1.00%	None
Other expenses*	1.12%	1.12%	1.12%	1.12%
Total operating expenses	1.62%	2.32%	2.32%	1.32%
Less fee waiver/expense reimbursement**	(1.12)%	(1.12)%	(1.12)%	(1.12)%
Net operating expenses***	0.50%	1.20%	1.20%	0.20%
	Aggressive Allocation Fund
	CLASS A	CLASS B	CLASS C	CLASS Y
Management Fee	0.20%	0.20%	0.20%	0.20%
Distribution and/or service (12b-1) fees (including a 0.25% service fee)	0.30%	1.00%	1.00%	None
Other expenses*	6.45%	6.45%	6.45%	6.45%
Total operating expenses	6.95%	7.65%	7.65%	6.65%
Less fee waiver/expense reimbursement**	(6.45)%	(6.45)%	(6.45)%	(6.45)%
Net operating expenses***	0.50%	1.20%	1.20%	0.20%
*	The “Other Expenses” of the Conservative Allocation Fund, Moderate Allocation Fund and Aggressive Allocation Fund are based on each fund’s last fiscal year annualized. The “Other Expenses” of the Moderate-Plus Allocation Fund are based on expenses incurred by the fund during the last fiscal year restated to reflect current expenses.
**	Pursuant to a contract, the Manager has agreed to make payments or waive its management, administrative or other fees to limit the expenses of each fund through April 30, 2007 (unless the board of trustees consents to an earlier revision or termination of this arrangement) (“Expense Limitation Agreement”) so that the Total Operating Expenses of the fund (exclusive of taxes, interest, brokerage commissions, capitalized expenses and extraordinary expenses) do not exceed the amount shown above under Net Operating Expenses. The Manager may be reimbursed the amount of any such payments and waivers in the future provided that the payments or waivers are reimbursed within 3 years of the payment or waiver being made and the combination of the fund’s expense ratio and such reimbursements do not exceed the fund’s expense cap. The Manager may discontinue these arrangements at any time after April 30, 2007. For more information on the Expense Limitation Agreement, see “Management Team — The Manager — Expense Limitation Agreement” in the prospectus.
***	The funds invest in shares of Underlying Funds. Therefore, each fund will, in addition to its own expenses such as management fees, bear its pro-rata share of the fees and expenses incurred by the Underlying Funds and the investment return of each fund will be reduced by each Underlying Fund’s expenses. As of the date of the prospectus, the range of expenses (as a percentage of average net assets) expected to be incurred indirectly in connection with each fund’s investments in Underlying Funds is: Conservative Allocation Fund — 0.75% to 1.25%; Moderate Allocation Fund — 0.90% to 1.40%; Moderate-Plus Allocation Fund — 1.10% to 1.60% and the Aggressive Allocation Fund — 1.20% to 1.70%. Thus, the net operating expense ratio of the shares of each fund, including the fund’s direct and indirect expenses, is currently expected to range from: Conservative Allocation Fund — 1.25% to 1.75% for Class A shares, 1.95% to 2.45% for Class B shares, 1.95% to 2.45% for Class C shares, and 0.95% to 1.45% for Class Y shares; Moderate Allocation Fund — 1.40% to 1.90% for Class A shares, 2.10% to 2.60% for Class B shares, 2.10% to 2.60% for Class C shares, and 1.10% to 1.60% for Class Y shares; Moderate-Plus Allocation Fund — 1.60% to 2.10% for Class A shares, 2.30% to 2.80% for Class B shares, 2.30% to 2.80% for Class C shares, and 1.30% to 1.80% for Class Y shares; and Aggressive Allocation Fund — 1.70% to 2.20% for Class A shares, 2.40% to 2.90% for Class B shares, 2.40% to 2.90% for Class C shares, and 1.40% to 1.90% for Class Y shares, after taking into account the fee waiver and expense reimbursement arrangement described above. Absent this arrangement, the total operating expense ratio of the shares of each fund would range from: Conservative Allocation Fund — 13.04% to 13.54% for Class A shares, 13.74 to 14.24% for Class B shares, 13.74% to 14.24% for Class C shares, and 12.74% to 13.24% for Class Y shares; Moderate Allocation Fund — 5.06% to 5.56% for Class A shares, 5.76% to 6.26% for Class B shares, 5.76% to 6.26% for Class C shares and 4.76% to 5.26% for Class Y shares; Moderate-Plus Allocation Fund — 2.72% to 3.22% for Class A shares, 3.42% to 3.92% for Class B shares, 3.42% to 3.92% for Class C shares, and 2.42% to 2.92% for Class Y shares; and Aggressive Allocation Fund — 8.15% to 8.65% for Class A shares, 8.85% to 9.35% for Class B shares, 8.85% to 9.35% for Class C shares, and 7.85% to 8.35% for Class Y shares. This information is based on a weighted-average range of the expense ratios since the average assets of each fund invested in Underlying Funds will fluctuate. The total expense ratios may be higher or lower depending on the allocation of a fund’s assets among Underlying Funds and the actual expenses of the Underlying Funds. An investor could realize lower overall expenses by investing directly in the Underlying Funds.

FUND FEES & EXPENSES

Example

This example is intended to help you compare the direct and indirect costs of investing in each fund with the cost of investing in other mutual funds. It does not show certain indirect costs of investing, including the costs of the Underlying Funds.

The example assumes that:

•	You invest $10,000 in a fund for the time periods indicated;

•	Your investment has a 5% return each year;

•	The fund’s operating expenses remain the same; and

•	The expense limitation agreement currently in effect is not renewed.

This example should not be considered a representation of past or future expenses of the funds. Actual expenses may be higher or lower than those shown. This example does not reflect the fees and expenses of the Underlying Funds. If such fees and expenses were reflected, the total expenses would be substantially higher and would vary depending on, among other things, the allocation of a fund’s assets among Underlying Funds. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Based on these assumptions, your costs would be:

	Conservative Allocation Fund
	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$524	$622	$122	$222	$122	$20
3 years	$2819	$3008	$2608	$2608	$2608	$2361
5 years	$4786	$4912	$4712	$4712	$4712	$4386
10 years	$8557	$8615	$8615	$8667	$8667	$8332
	Moderate Allocation Fund
	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$524	$622	$122	$222	$122	$20
3 years	$1388	$1533	$1133	$1133	$1133	$839
5 years	$2264	$2346	$2146	$2146	$2146	$1676
10 years	$4507	$4581	$4581	$4691	$4691	$3853
	Moderate-Plus Allocation Fund
	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$524	$622	$122	$222	$122	$20
3 years	$888	$1017	$617	$617	$617	$307
5 years	$1275	$1338	$1138	$1138	$1138	$616
10 years	$2360	$2431	$2431	$2569	$2569	$1492
	Aggressive Allocation Fund
	CLASS A	CLASS B		CLASS C		CLASS Y
		(1)	(2)	(1)	(2)
1 year	$524	$622	$122	$222	$122	$20
3 years	$1908	$2069	$1669	$1669	$1669	$1391
5 years	$3234	$3334	$3134	$3134	$3134	$2717
10 years	$6314	$6386	$6386	$6471	$6471	$5846
(1)	Assumes redemption at end of period.
(2)	Assumes no redemption at end of period.

MORE ABOUT INVESTMENT STRATEGIES & RISKS

Each fund follows a distinct set of investment strategies. To the extent a fund invests in Underlying Funds that invest primarily in equity securities, the performance of the fund will be subject to the risks of investing in equity securities. To the extent a fund invests in Underlying Funds that invest primarily in fixed income securities, the performance of the fund will be subject to the risks of investing in fixed income securities, which may include non-investment grade securities.

The funds also may hold cash or cash equivalents (instead of being allocated to an Underlying Fund) as deemed appropriate by the Manager for temporary defensive purposes to respond to adverse market, economic or political conditions, or as a cash reserve. Should a fund take this action, it may not achieve its investment objective. The funds also may hold U.S. government securities and money market instruments directly for investment or other appropriate purposes.

The Underlying Funds have principal investment strategies that come with inherent risks. Certain Underlying Funds may emphasize different market sectors, such as foreign securities, small cap equities and high yield fixed income securities. Each Underlying Fund’s principal risks are described in more detail in the Underlying Fund’s prospectus.

Risks of Equity Investments

Each fund may invest a portion of its assets in Underlying Funds that emphasize investments in equity securities. Therefore, as an investor in a fund, the return on your investment will be based, to some extent, on the risks and rewards of equity securities. In general, the performance of the Aggressive Allocation, Moderate-Plus and Moderate Allocation Funds will be subject to the risks of investing in equity securities to a greater extent than that of the Conservative Allocation Fund. The risks of investing in equity securities include:

•	Currency Risk — The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. A change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a fund’s assets and income.

•	Equity Risk — Stocks and other equity securities generally fluctuate in value more than bonds and may decline in value over short or extended periods. The value of such securities will change based on changes in a company’s financial condition and in overall market and economic conditions.

•	Foreign Investing and Emerging Markets Risk — The value of an Underlying Fund’s investment in foreign securities may fall due to adverse political, social and economic developments abroad and decreases in foreign currency values relative to the U.S. dollar. Foreign markets also may be less liquid and more volatile than U.S. markets. These risks are greater generally for investments in emerging market issuers than for issuers in more developed countries.

•	Initial Public Offering (“IPO”) Risk — A fund that purchases securities issued in an IPO is subject to the risk that the value of the securities may rise or fall more rapidly than other investments. Prior to an IPO, there is generally no public market for an issuer’s common stock. There can be no assurance that an active trading market will develop or be sustained following the IPO, therefore, the market price for the securities may be subject to significant fluctuations and a fund may be affected by such fluctuations. In addition, securities issued in an IPO are often issued by a company that may be in the early stages of development with a history of little or no revenues and such company may operate at a loss following the offering. A fund’s ability to obtain shares of an IPO security may be substantially limited in the event of high demand for the securities and there is no guarantee that the fund will receive an allocation of shares. To the extent a fund invests in IPOs, a significant portion of its returns may be attributable to its investments in IPOs, which have a magnified impact on funds with small asset bases. There is no guarantee that as those funds’ assets grow they will continue to experience substantially similar performance by investing in IPOs.

•	Investment Style Risk — The sub-advisers to the Underlying Funds may use a particular style or set of styles, such as “growth” or “value” styles, to select investments for the Underlying Fund. These styles may be out of favor or may not produce the best results over short or longer time periods. They may also increase the volatility of the Underlying Fund’s share price.

•	Issuer-Specific Risk — The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the market as a whole. The Underlying Fund could lose all of its investment in a company’s securities.

•	Large-Capitalization Risk — Larger more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.

•	Portfolio Management Risk — The risk that the strategies used by the Underlying Funds’ sub-advisers and their securities selections fail to produce the intended results.

•	Portfolio Turnover Risk — High portfolio turnover may result in increased transaction costs to a fund, which may result in higher fund expenses and lower total returns. The sale of fund securities may result in the recognition of capital gain, which can create adverse tax results for shareholders when distributed to them, or loss. Depending on the frequency of sales, any such net gain will likely be short-term capital gain. Unlike long-term capital gain, short-term capital gain is taxable to individuals at the same rates as ordinary income.

•	Small- and Mid-Capitalization Risk — There may be an increased risk for Underlying Funds that invest in small and mid-capitalization companies because they generally are more

MORE ABOUT INVESTMENT STRATEGIES & RISKS (cont’d)

vulnerable than larger companies to adverse business or economic developments and they may have more limited resources. The securities of small- and mid-capitalization companies also may trade less frequently and in smaller volume than securities of larger companies. As a result, the value of such securities may be more volatile than the securities of larger companies, and the fund may experience difficulty in purchasing or selling such securities at the desired time and price. In general, these risks are greater for small-capitalization companies than for mid-capitalization companies.

•	Sub-Adviser Selection Risk — The risk that the process for selecting or replacing a sub-adviser for an Underlying Fund and the decision to select or replace a sub-adviser does not produce the intended result.

Risks of Fixed Income Investments

Each fund may invest a portion of its assets in Underlying Funds that invest primarily in debt securities. Therefore, as an investor in a fund, the return on your investment will be based, to some extent, on the risks and rewards of fixed income securities or bonds.

Examples of bonds include, but are not limited to, corporate debt securities (including notes), asset-backed securities, securities issued by the U.S. Government and obligations issued by both government agency and private issuers. Bond issuers may be foreign corporations or governments as limited in each Underlying Fund’s investment strategies. In addition to bonds, debt securities also include money market instruments.

In general, the performance of the Conservative Allocation and Moderate Allocation Funds will be subject to the risks of investing in fixed income securities to a greater extent than that of the Aggressive Allocation and Moderate-Plus Allocation Funds. The risks of investing in fixed income securities include:

•	Credit/Default Risk — The risk that an issuer of a security or the counter-party to a contract will default or otherwise become unable to honor a financial obligation. Lower rated securities involve a substantial risk of default or downgrade and are more volatile than investment-grade securities. Lower rated bonds involve a greater risk of price declines than investment-grade securities due to actual or perceived changes to an issuer’s credit worthiness.

•	Currency Risk — The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. A change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a fund’s assets and income.

•	Derivatives Risk — An Underlying Fund’s investment in derivatives may rise or fall more rapidly than other investments. These transactions are subject to changes in the value of the underlying security on which such transactions are based. Even a small investment in derivative securities can have a significant impact on a fund’s exposure to stock market values, interest rates or currency exchange rates. Derivatives are subject to a number of risks such as liquidity risk, interest rate risk, market risk, credit risk and portfolio management risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of a derivative may not correlate well with the underlying asset, reference rate or index. These types of transactions will be used primarily as a substitute for taking a position in the underlying asset and/or for hedging purposes. When a derivative security (a security whose value is based on another security or index) is used as a hedge against an offsetting position that a fund also holds, any loss generated by the derivative security should be substantially offset by gains on the hedged instrument, and vice versa. To the extent that a fund uses a derivative security for purposes other than as a hedge, that fund is directly exposed to the risks of that derivative security and any loss generated by the derivative security will not be offset by a gain.

•	Foreign Investing and Emerging Markets Risk — The value of an Underlying Fund’s investment in foreign securities may fall due to adverse political, social and economic developments abroad and decreases in foreign currency values relative to the U.S. dollar. Foreign markets also may be less liquid and more volatile than U.S. markets. These risks are greater generally for investments in emerging market issuers than for issuers in more developed countries.

•	Interest Rate Risk — The risk of market losses attributable to changes in interest rates. In general, the prices of fixed-income securities rise when interest rates fall, and fall when interest rates rise. The longer the term of a bond or fixed income instrument, the more sensitive it will be to fluctuations in value from interest rate changes. Changes in interest rates may have a significant effect on funds holding a significant portion of their assets in fixed income securities with long term maturities.

•	Investment Grade Securities Risk — Debt securities are rated by national bond rating agencies. Securities rated BBB and higher by S&P and Baa or higher by Moody’s are considered investment grade securities, but securities rated BBB or Baa are somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, and are considered to lack outstanding investment characteristics.

•	Issuer-Specific Risk — The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the market as a whole. An Underlying Fund could lose all of its investment in a company’s securities.

•	Liquidity Risk — The risk that certain securities may be difficult or impossible for an Underlying Fund to sell at the time or price that the Underlying Fund would like. This may result in a loss or may be costly to an Underlying Fund.

MORE ABOUT INVESTMENT STRATEGIES & RISKS (cont’d)

•	Lower Rated Securities Risk (also referred to as Junk Bond/Below Investment Grade Securities Risk) — Bonds rated below investment grade (i.e., BB or lower by S&P or Ba or lower by Moody’s) are speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated fixed income securities.

•	Mortgage-Backed and Asset-Backed Securities Risk — The risk that the principal on mortgage- or asset-backed securities may be prepaid at any time, which will reduce the yield and market value. If interest rates fall, the rate of prepayments tends to increase as borrowers are motivated to pay off debt and refinance at new lower rates. Rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, a fund that holds mortgage- related securities may exhibit additional volatility. This is known as extension risk. The early retirement of particular classes or series of a collateralized mortgage obligation held by a fund would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities.

•	Portfolio Management Risk — The risk that the strategies used by an Underlying Fund’s sub-adviser and its securities selections fail to produce the intended results.

•	Sub-Adviser Selection Risk — The risk that the process for selecting or replacing a sub-adviser for an Underlying Fund and the decision to select or replace a sub-adviser does not produce the intended result.

INFORMATION REGARDING THE UNDERLYING FUNDS

The following is additional information regarding the Underlying Funds. If you would like more information about the Underlying Funds, the Prospectuses and Statements of Additional Information are available by contacting your financial professional, or the Funds at:

AXA Enterprise Funds Trust

AXA Enterprise Multimanager Funds Trust

The Enterprise Group of Funds, Inc.

Atlanta Financial Center

3343 Peachtree Road, N.E., Suite 450

Atlanta, GA 30326

Telephone: 1-800-432-4320

Internet: www.axaenterprise.com

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
INVESTMENT GRADE BOND
AXA Enterprise Multimanager Core Bond Fund	Seeks a balance of high current income and capital appreciation, consistent with a prudent level of risk.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in investment grade bonds. The Fund may purchase bonds of any maturity, but generally the fund’s overall effective duration will be of an intermediate-term nature (similar to that of five- to seven-year U.S. Treasury notes) and have a comparable duration to that of the Lehman Brothers Aggregate Bond Index (currently, approximately 4.58 years).

•  Credit/Default Risk

•  Currency Risk

•  Derivatives Risk

•  Foreign Investing and Emerging Markets Risk

•  Interest Rate Risk

•  Issuer-Specific Risk

•  Liquidity Risk

•  Lower-Rated Securities Risk

•  Mortgage-Backed and Asset-Backed Securities Risk

•  Portfolio Management Risk

•  Sub-Adviser Selection Risk

AXA Enterprise Government Securities Fund	Seeks current income and safety of principal.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in securities that are obligations of the U.S. Government, its agencies or instrumentalities. The Sub-adviser generally seeks to maintain a duration within 1.5 years of that of the Lehman Brothers U.S. Treasury Index, which had a duration of approximately 5.17 years as of December 31, 2005.	• Interest Rate Risk • Mortgage-Backed and Asset-Backed Securities Risk • Portfolio Management Risk • Sub-Adviser Selection Risk

INFORMATION REGARDING THE UNDERLYING FUNDS (cont’d)

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
AXA Enterprise Short Duration Bond Fund	Seeks current income with reduced volatility of principal.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in bonds and other debt securities. The Fund seeks to maintain a high level of share price stability by keeping the average duration of the overall portfolio between one year and three years.

•  Credit/Default Risk

•  Derivatives Risk

•  Foreign Investing and Emerging Markets Risk

•  Interest Rate Risk

•  Investment Grade Securities Risk

•  Issuer-Specific Risk

•  Mortgage-Backed and Asset-Backed Securities Risk

•  Portfolio Management Risk

•  Sub-Adviser Selection Risk

AXA Enterprise Money Market Fund	Seeks highest possible level of current income consistent with preservation of capital and liquidity.	Under normal circumstances, the Fund intends to invest only in short-term, high quality dollar denominated securities. The Sub-adviser will actively manage the Fund’s average maturity based on current interest rates and its outlook on the market.	• Credit/Default Risk • Interest Risk • Portfolio Management Risk • Sub-Adviser Selection Risk
LARGE CAP EQUITIES
AXA Enterprise Multimanager Growth Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest primarily in equity securities of U.S. large capitalization companies. The Sub-advisers use an investment style that emphasizes companies with strong earnings growth.	• Equity Risk • Foreign Investing and Emerging Markets Risk • Investment Style Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Sub-Adviser Selection Risk
AXA Enterprise Multimanager Core Equity Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities, including at least 65% of its total assets in equity securities of U.S. large capitalization companies. The Sub-advisers generally choose investments that include either companies with above average growth prospects, companies selling at reasonable valuations, or both.	• Equity Risk • Foreign Investing and Emerging Markets Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Sub-Adviser Selection Risk
AXA Enterprise Multimanager Value Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest primarily in equity securities of U.S. large capitalization companies. The Sub-advisers use an investment style that focuses on companies that may be temporarily out of favor or have earnings or assets not fully reflected in their stock prices.	• Equity Risk • Foreign Investing and Emerging Markets Risk • Investment Style Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Sub-Adviser Selection Risk

INFORMATION REGARDING THE UNDERLYING FUNDS (cont’d)

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
AXA Enterprise Capital Appreciation Fund	Seeks maximum capital appreciation.	Under normal circumstances, the Fund intends to invest primarily in equity securities of U.S. large capitalization companies that the Sub-adviser selects for their growth potential. The Fund will normally hold a core position of between 35 and 50 common stocks.

•  Equity Risk

•  Foreign Investing and Emerging Markets Risk

•  Investment Style Risk

•  Issuer-Specific Risk

•  Large-Capitalization Risk

•  Portfolio Management Risk

•  Portfolio Turnover Risk

•  Small and Mid-Capitalization Risk

•  Sub-Adviser Selection Risk

AXA Enterprise Deep Value Fund	Seeks total return through capital appreciation with income as a secondary consideration.	Under normal circumstances, the Fund intends to invest primarily in equity securities of U.S. large capitalization companies that the Sub-adviser believes are undervalued. The Sub-adviser will utilize a value-oriented investment style that emphasizes companies whose stocks are undervalued based on certain financial measurements.

•  Equity Risk

•  Foreign Investing and Emerging Markets Risk

•  Investment Style Risk

•  Issuer-Specific Risk

•  Large-Capitalization Risk

•  Portfolio Management Risk

•  Small and Mid- Capitalization Risk

•  Sub-Adviser Selection Risk

AXA Enterprise Equity Fund	Seeks long-term capital appreciation.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities. The Fund intends to invest primarily in the equity securities of U.S. large capitalization companies that meet the Sub-adviser’s criteria of high return on investment capital, strong positions within their industries, sound financial fundamentals and management committed to shareholder interests.

•  Equity Risk

•  Foreign Investing and Emerging Markets Risk

•  Issuer-Specific Risk

•  Large-Capitalization Risk

•  Portfolio Management Risk

•  Small and Mid-Capitalization Risk

•  Sub-Adviser Selection Risk

INFORMATION REGARDING THE UNDERLYING FUNDS (cont’d)

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
AXA Enterprise Equity Income Fund	Seeks above average and consistent total return through a combination of growth and income investing.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities. The Fund intends to invest primarily in dividend-paying common stocks of U.S. large capitalization companies. The Sub-adviser focuses primarily on companies that offer the potential for capital appreciation combined with an above market level of dividend income.	• Equity Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Small and Mid-Capitalization Risk • Sub-Adviser Selection Risk
AXA Enterprise Growth Fund	Seeks capital appreciation.	Under normal circumstances, the Fund invests primarily in equity securities of U.S. large capitalization companies.	• Equity Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Small and Mid-Capitalization Risk • Sub-Adviser Selection Risk
AXA Enterprise Growth and Income Fund	Seeks total return through capital appreciation with income as a secondary consideration.	Under normal circumstances, the Fund intends to invest primarily in a broadly diversified group of equity securities of U.S. large capitalization companies that offer the opportunity for capital appreciation and, secondarily, income. The Sub-adviser utilizes an investment style that focuses on identifying discrepancies between a security’s fundamental value (i.e., the Sub-adviser’s assessment of what the security is worth) and its market price, with the aim of constructing a portfolio of stocks with attractive price and value characteristics.	• Equity Risk • Issuer-Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Small and Mid-Capitalization Risk • Sub-Adviser Selection Risk
AXA Enterprise Large Cap Growth Fund	Seeks capital appreciation.	Under normal circumstances, the Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in securities of large capitalization companies. Large capitalization companies include those companies with market capitalization in excess of $5 billion at the time of investment. The Fund also may invest in equity securities of small- and mid-capitalization companies. The Fund invests primarily in common stocks, but it may also invest in preferred stocks, warrants and securities convertible into common stock.	• Equity Risk • Issuer Specific Risk • Large-Capitalization Risk • Portfolio Management Risk • Small and Mid- Capitalization Risk • Sub-Adviser Selection Risk

INFORMATION REGARDING THE UNDERLYING FUNDS (cont’d)

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
HIGH YIELD BOND
AXA Enterprise High-Yield Bond Fund	Seeks maximum current income.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in bonds that are rated below investment grade. The Sub-adviser is not required to maintain the Fund’s duration within any particular range and actively manages the Fund’s duration based on the Sub-adviser’s view of the market and interest rates.

•  Below Investment Grade Securities Risk

•  Credit/Default Risk

•  Currency Risk

•  Derivatives Risk

•  Foreign Investing and Emerging Markets Risk

•  Interest Rate Risk

•  Issuer-Specific Risk

•  Liquidity Risk

•  Portfolio Management Risk

•  Sub-Adviser Selection Risk

SMALL/MID CAP EQUITIES
AXA Enterprise Multimanager Mid Cap Growth Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of U.S. mid-capitalization companies. The Sub-advisers utilize an aggressive, growth-oriented investment style that emphasizes companies that are either in or entering into the growth phase of their business cycle.	• Equity Risk • Investment Style Risk • Issuer-Specific Risk • Liquidity Risk • Mid-Capitalization Risk • Portfolio Management Risk • Sub-Adviser Selection Risk
AXA Enterprise Multimanager Mid Cap Value Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of U.S. mid-capitalization companies. The Sub-advisers utilize a value-oriented investment style that emphasizes companies deemed to be currently under-priced according to certain financial measurements.	• Equity Risk • Investment Style Risk • Issuer-Specific Risk • Liquidity Risk • Mid-Capitalization Risk • Portfolio Management Risk • Sub-Adviser Selection Risk

INFORMATION REGARDING THE UNDERLYING FUNDS (cont’d)

Fund	Investment Objective	Principal Investment Strategy	Principal Investment Risks
AXA Enterprise Small Company Growth Fund	Seeks capital appreciation.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in stocks of small capitalization companies. The Sub-adviser utilizes an aggressive, growth-oriented investment style that emphasizes companies that are either in or entering into the growth phase of their business cycle.	• Equity Risk • Investment Style Risk • Issuer-Specific Risk • Portfolio Management Risk • Small-Capitalization Risk • Sub-Adviser Selection Risk
AXA Enterprise Small Company Value Fund	Seeks maximum capital appreciation.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in stocks of small capitalization companies. The Sub-adviser will utilize a value-oriented investment style that emphasizes companies deemed to be currently underpriced according to certain financial measurements.	• Equity Risk • Investment Style Risk • Issuer-Specific Risk • Portfolio Management Risk • Small-Capitalization Risk • Sub-Adviser Selection Risk
INTERNATIONAL EQUITIES
AXA Enterprise Multimanager International Equity Fund	Seeks long-term growth of capital.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of companies, including at least 65% of its total assets in equity securities of foreign companies (companies organized or headquartered outside of the U.S.).

•  Currency Risk

•  Equity Risk

•  Foreign Investing and Emerging Markets Risk

•  Issuer-Specific Risk

•  Large-Capitalization Risk

•  Liquidity Risk

•  Portfolio Management Risk

•  Small and Mid-Capitalization Risk

•  Sub-Adviser Selection Risk

AXA Enterprise International Growth Fund	Seeks capital appreciation.	Under normal circumstances, the Fund intends to invest at least 80% of its net assets in the equity securities of foreign companies that the Sub-adviser believes are undervalued.

•  Currency Risk

•  Equity Risk

•  Foreign Investing and Emerging Markets Risk

•  Issuer-Specific Risk

•  Large-Capitalization Risk

•  Portfolio Management Risk

•  Small and Mid-Capitalization Risk

•  Sub-Adviser Selection Risk

MANAGEMENT TEAM

The Manager

AXA Equitable, through its AXA Funds Management Group unit (“AXA FMG”), 1290 Avenue of the Americas, New York, New York 10104, manages each Allocation Fund. AXA Equitable is an indirect wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company.

As manager, AXA Equitable is responsible for the general management and administration of the Trust and the Allocation Funds. In addition to its managerial responsibilities, AXA Equitable also is responsible for determining the asset allocation range for each Allocation Fund and ensuring that the allocations are consistent with the guidelines that have been approved by the Board. Within the asset allocation range for each Allocation Fund, AXA Equitable will periodically establish specific percentage targets for each asset class and each Underlying Fund to be held by an Allocation Fund using AXA Equitable’s proprietary investment process, based on fundamental research regarding the investment characteristics of the asset classes, asset categories and Underlying Funds, as well as its outlook for the economy and financial markets. AXA Equitable also will rebalance each fund’s holdings as deemed necessary to bring the asset allocation of a fund back into alignment with its asset allocation range.

A committee of AXA FMG investment personnel manages each Allocation Fund.

Members of AXA FMG Committee	Business Experience
Kenneth T. Kozlowski, CFP®, ChFC, CLU

Mr. Kozlowksi has served as Vice President of AXA Financial from February 2001 to present and as Chief Financial Officer of the Trust and other investment companies managed by AXA Equitable. From October 1999 to February 2001, he served as Assistant Vice President, AXA Financial. He is responsible for portfolio administration, accounting and product development and has had day-to-day portfolio management responsibilities since 2003.

Kenneth B. Beitler, CFA®

Mr. Beitler has served as Vice President of AXA Financial from February 2003 to present. From February 2002 to February 2003, he served as Assistant Vice President of AXA Financial and from May 1999 to February 2002 as Senior Investment Analyst of AXA Financial. He has also served as Vice President of the Trust and other investment companies managed by AXA Equitable since 2001. He is responsible for portfolio analysis and portfolio performance evaluation and has had day-to-day portfolio management responsibilities since 2003.

Alwi Chan	Mr. Chan has served as Assistant Vice President of AXA Equitable from November 2005 to present. From December 2002 to October 2005 he served as Senior Investment Analyst of AXA Financial. Mr. Chan served as a Senior Financial Analyst at the General Account Investment Group of AXA Equitable from June 1999 to November 2002. He is responsible for assisting in portfolio analysis and portfolio performance evaluation and has had day-to-day portfolio management responsibilities since 2003.

Mr. Kozlowski and Mr. Beitler serve as the lead managers of the committee. Information about each lead manager’s compensation, other accounts they manage and their ownership of securities in the funds is available in the Trust’s SAI.

A discussion regarding the basis for the decision by the Trust’s board of trustees to approve the investment management agreement with AXA Equitable is available in the Trust’s Annual Report to Shareholders dated October 31, 2005.

Management Fees

Each fund pays a fee to AXA Equitable for management services. For the fiscal year ended October 31, 2005, each fund paid a fee at an annual rate of 0.20% of the average daily net assets of the fund. AXA Equitable also currently serves as the Administrator of the Trust. The administrative services provided to the Trust by AXA Equitable include, among others, coordination of the Trust’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; fund accounting services, including daily net asset value accounting; operational risk management; and oversight of the Trust’s proxy voting policies and procedures and anti-money laundering program. For these administrative services, in addition to the management fee, each Allocation Fund pays AXA Equitable a fee at an annual rate of 0.15% of the Allocation Fund’s total average daily net assets plus $35,000. As noted in the prospectus for each Underlying Fund, AXA Equitable and, in certain cases, its affiliates serve as investment manager, investment adviser and/or administrator for the Underlying Funds and earn fees for providing services in these capacities, which are in addition to the fees directly associated with a fund. In this connection, the Manager’s selection of Underlying Funds may have a positive or negative effect on its revenues and/or profits.

MANAGEMENT TEAM (cont’d)

Expense Limitation Agreement

In the interest of limiting until April 30, 2007 (unless the board of trustees consents to an earlier revision or termination of this arrangement) the expenses of each Allocation Fund, the Manager has entered into an expense limitation agreement with the Trust with respect to the Allocation Funds (“Expense Limitation Agreement”). Pursuant to that Expense Limitation Agreement, the Manager has agreed to waive or limit its management, administration and other fees and to assume other expenses so that the total annual operating expenses of each fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of each Allocation Fund’s business), are limited to 0.50% for Class A shares, 1.20% for Class B shares, 1.20% for Class C shares, and 0.20% for Class Y shares.

AXA Equitable may be reimbursed the amount of any such payments or waivers in the future provided that the payments or waivers are reimbursed within three years of the payment or waivers being made and the combination of the fund’s expense ratio and such reimbursements do not exceed the fund’s expense cap. If the actual expense ratio is less than the expense cap and AXA Equitable has recouped any eligible previous payments made, the fund will be charged such lower expenses.

FUND SERVICES

Investing in the Funds

Choosing a Share Class

Each fund offers Class A, Class B, Class C and Class Y shares to the public. These funds are not designed for market-timers, see the section entitled “Purchase and Redemption Restrictions on Market-Timers & Active Traders.” Each class of shares has different costs associated with buying, selling and holding fund shares. Your broker or other financial professional can assist you in selecting which class of shares best meets your needs based on such factors as the size of your investment and the length of time you intend to hold your shares.

The table below summarizes the key features of each class of shares. They are described in more detail below. Information regarding the sales charges for each class of shares of the funds as well as additional information regarding each class of shares of the funds also is available free of charge and in a clear and prominent format at www.axaenterprise.com in the “Funds — Fund Information and Details” portion of the website. From the website description, a hyperlink will take you directly to this disclosure. Additional information regarding sales loads is available in the SAI.

	Class A	Class B	Class C	Class Y
• Availability?	• Generally available through most investment dealers.	• Available only to investors making a single purchase of less than $100,000.	• Available only to investors making a single purchase of less than $1,000,000.	• Available only to certain types of investors purchasing $1,000,000 or more.
• Initial Sales Charge?

•  Yes, payable at time of purchase. Lower sales charges available for larger investments. If certain employee benefit plans qualified under Sections 401, 403 and 408 of the Internal Revenue Code, or participants of such plans, invest $100,000 or more ($500,000 or more, in the case of Traditional Individual Retirement Accounts (“IRAs”), IRA rollovers, Coverdell Education Savings Accounts or Roth IRAs) or if you invest $1,000,000

		• No. Entire purchase is invested in shares of a fund.	• No. Entire purchase is invested in shares of a fund.	• No. Entire purchase is invested in shares of a fund.

FUND SERVICES

Investing in the Funds (cont’d)

	Class A	Class B	Class C	Class Y
or more in Class A shares, no initial sales charge applies to those shares. See “Fund Services — How Sales Charges are Calculated.”
• Contingent Deferred Sales Charge (“CDSC”)?

•  No. (However, under certain circumstances, we will charge a CDSC if you sell shares within twelve months of purchasing them and you did not pay an initial sales charge on such purchase. If the entire plan or you redeem the shares within 12 months of the end of the calendar month of their purchase, the plans or you will be charged a CDSC of 1%. The dealer discount or agency fee as a percentage of the offering price for these purchases of less than $5,000,000 of Class A shares will be 1%. See “Fund Services — How Sales Charges are Calculated.”)

		• Yes, payable if you redeem your shares within six years of purchase. Amount of CDSC gradually decreases over time.	• Yes, payable if you redeem your shares within one year of purchase.	• No.
• Distribution and Service Fees?	• 0.05% distribution fee and 0.25% service fee.	• 0.75% distribution fee and 0.25% service fee.	• 0.75% distribution fee and 0.25% service fee.	• No.
• Conversion to Class A shares?	• (Not applicable.)	• Yes, automatically after eight years.	• No.	• No.

FUND SERVICES

How Sales Charges are Calculated

Class A Shares

The price that you pay when you buy Class A shares (the “offering price”) is their net asset value plus a sales charge (sometimes called a “front-end sales charge”), which varies depending upon the size of your purchase. No initial sales charge applies to Class A shares you receive through reinvestment of dividends or distributions.

Class A Sales Charges

Your Investment*	As a % of Offering Price	As a % of Your Investment	Dealer Discount or Agency Fee as a % of Offering Price**
Up to $99,999	4.75%	4.99%	4.00%
$100,000 up to $249,999***	3.75%	3.90%	3.00%
$250,000 up to $499,999***	2.50%	2.56%	2.00%
$500,000 up to $999,999***	2.00%	2.04%	1.50%
$1,000,000 and up***	None	None	1% of the first $4.99 million; 0.75% of amounts from $5-19.99 million; 0.50% of amounts from $20 million to $100 million; 0.25% of amounts in excess of $100 million.
*	In determining the amount of your investment and the applicable sales charge, we will include all shares you are currently purchasing in all of the AXA Enterprise Funds. For more information on reducing or eliminating sales charges, please see “Ways to Reduce or Eliminate Sales Charges.”
**	The Distributor will compensate dealers in connection with purchases of Class A shares. From time to time, the Distributor may hold special promotions for specified periods during which the Distributor may reallow dealers up to the full sales charges shown above. In addition, the Distributor may sponsor sales contests and provide to all qualifying dealers, from its own profits and resources, additional compensation, as described below in the section entitled “Compensation to Securities Dealers.”
***	If certain employee benefit plans qualified under Sections 401, 403 and 408 of the Internal Revenue Code, or participants of such plans, invest $100,000 or more ($500,000 or more, in the case of Traditional Individual Retirement Accounts (”IRAs”), IRA rollovers, Coverdell Education Savings Accounts or Roth IRAs) or if you invest $1,000,000 or more in Class A shares, no initial sales charge applies to those shares. However, if the entire plan or you redeem the shares within 12 months of the end of the calendar month of their purchase, the plans or you will be charged a CDSC of 1%. The dealer discount or agency fee as a percentage of the offering price for these purchases of less than $5,000,000 of Class A shares will be 1%.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

Class B Shares

Class B shares are sold at net asset value, without any sales charges at the time of purchase. However, there may be a CDSC on shares that is payable upon redemption. The holding period for purposes of timing the conversion to Class A shares and determining the CDSC will continue to run after an exchange to Class B shares of another AXA Enterprise Fund. The funds will not accept single purchase orders for Class B shares over $100,000. The amount of the CDSC declines as you hold your shares over time, according to the following schedule.

Holding period after purchase	% deducted when shares are sold
Up to one year	5.00%
Over one year up to two years	4.00%
Over two years up to three years	4.00%
Over three years up to four years	3.00%
Over four years up to five years	2.00%
Over five years up to six years	1.00%
More than six years	None

Your Class B shares will automatically convert to Class A shares of the same fund eight years after the end of the calendar month in which your purchase order for Class B shares was accepted. A pro rata portion of any Class B shares acquired through reinvestment of dividends or distributions will convert along with Class B shares that were purchased. Class A shares are subject to lower expenses than Class B shares. The conversion of Class B to Class A is not a taxable event for federal income tax purposes.

How the CDSC is Applied to Your Shares

The CDSC is a sales charge you pay when you redeem certain fund shares. The CDSC:

•	is calculated based on the number of shares you are selling;

•	is based on either your original purchase price or the then-current net asset value of the shares being sold, whichever is lower;

•	is deducted from the proceeds of the redemption, not from the amount remaining in your account, unless otherwise directed by you;

•	for year one applies to redemptions through the day one year after the date on which your purchase was accepted, and so on for subsequent years; and

•	is applied to your shares at the time of sale based on the schedule applicable to those shares when you bought them.

A CDSC Will Not be Charged On

•	increases in net asset value above the purchase price;

•	shares you acquired by reinvesting your dividends or capital gains distributions; or

•	exchanges of shares of one fund for shares of the same class of another AXA Enterprise Fund.

To keep your CDSC as low as possible, each time you request to sell shares we will first sell any shares in your account that carry no CDSC. If there are not enough of these shares available to meet your request, we will sell the shares in the order purchased.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

Class C Shares

Class C shares are sold at net asset value. However, there is a CDSC on shares that is payable on redemptions made within one year of the date of purchase. The holding period for purposes of determining the CDSC will continue to run after an exchange to Class C shares of another AXA Enterprise Fund. The funds will not accept single purchase orders for Class C shares over $1,000,000. For more information regarding the application of the CDSC to Class C shares, see “How the CDSC is Applied to Your Shares” and “A CDSC Will Not Be Charged On.”

Class C Contingent Deferred Sales Charges

Holding period after purchase	% deducted when shares are sold
One year	1.00%
Thereafter	0.00%

Class Y Shares

Investors who purchase Class Y shares do not pay sales charges. The ongoing expenses for Class Y shares are the lowest of all the classes because there are no ongoing 12b-1 distribution or service fees.

Class Y shares are sold at net asset value and have no sales charge. The minimum investment amount for purchasing Class Y shares generally is $1,000,000. Only specific types of investors can purchase Class Y shares. You may be eligible to purchase Class Y shares if you:

•	Are a corporation, bank, savings institution, trust company, insurance company, pension fund, employee benefit plan, professional firm, trust, estate or educational, religious or charitable organization;

•	Are an investment company registered under the 1940 Act;

•	Are an employee of AXA Financial, Inc. or its subsidiaries or an immediate family member of such employee (not subject to $1,000,000 minimum investment amount);

•	Are a wrap account client of an eligible broker-dealer (not subject to $1,000,000 minimum investment amount);

•	Are a present or former trustee of the Trust or a spouse or minor child of any such trustee or any trust, IRA or retirement plan account for the benefit of any such person or relative or the estate of any such person or relative (not subject to $1,000,000 minimum investment amount); or

•	Are a financial institutional buyer.

Compensation to Securities Dealers

The funds are distributed by Enterprise Fund Distributors, Inc. (the “Distributor). As noted in the Prospectus, for distribution and shareholder services, investors pay sales charges (front-end or deferred) and the funds, on behalf of Class A, Class B and Class C shares, pay ongoing 12b-1 fees (consisting of the annual service and/or distribution fees of a plan adopted by a fund pursuant to Rule 12b-1 under the 1940 Act) to the Distributor. The sales charges are detailed in the section entitled “Fund Services — How Sales Charges are Calculated.” The Distributor pays a portion of or the entire sales charge paid on the purchase of Class A shares to the selling dealers. The Distributor may also pay sales commissions to selling dealers when they sell Class B and Class C shares at a rate equal to or in excess of the amounts the dealers receive for sales of Class A shares. The Distributor may also pay selling dealers on an ongoing basis for services and distribution. The Class A, Class B and Class C shares each pay an annual service fee of 0.25% of their average daily net assets to compensate the Distributor for providing services to shareholders of those classes and/or maintaining shareholder accounts for those classes. In addition to this service fee, Class A shares pay an annual distribution fee of 0.05% of their average daily net assets, and Class B and Class C shares pay an annual distribution fee of 0.75% of their average daily net assets. The compensation the Distributor receives is for services rendered and expenses borne in connection with activities primarily intended to result in the sale of shares, including printing and mailing of Trust prospectuses, statements of additional information (including any supplements thereto) and shareholder reports, compensation to financial intermediaries and broker-dealers and holding seminars and sales meetings with wholesale and retail sales personnel designed to promote the distribution of shares. Because these distribution fees are paid out of the funds’ assets on an ongoing basis, the fees for Class B and Class C shares will increase the cost of your investment and may cost you more over time than paying the front-end sales charge on Class A shares.

FUND SERVICES

How Sales Charges are Calculated (cont’d)

From time to time, the Distributor also may accept financial support from sub-advisers for marketing, education and training programs.

In addition to the sales charges paid by investors and the distribution and service fees paid by the funds, the Distributor (or one of its affiliates) may make payments out of its own resources to provide additional compensation to selling dealers and other persons, including affiliates who sell shares of the funds and other mutual funds distributed by the Distributor (collectively, “Dealers”). Such payments, which are sometimes referred to as “revenue sharing,” may be calculated by reference to the gross sales price of shares sold by such persons, the net asset value of shares held by the customers of such persons, or otherwise. Additional payments to these Dealers, may, but are not normally expected to, exceed in the aggregate 0.25% of total sales and/or 0.12% of the average daily net asset value of the fund shares attributable to a particular Dealer.

The additional payments to such Dealers are negotiated based on a number of factors including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and quality of service. No one factor is determinative of the type or amount of additional compensation to be provided. The amount of these payments, as determined from time to time by the Distributor in its sole discretion, may be different for different Dealers. These additional payments are made by the Distributor and its affiliates and do not increase the amount paid by you or the funds as shown under the heading “Fund Fees and Expenses.”

Such payments are intended to provide additional compensation to Dealers for various services, including without limitation, providing periodic and ongoing education and training of Dealer personnel regarding the funds; disseminating to Dealer personnel information and product marketing materials regarding the funds; explaining to clients the features and characteristics of the funds; conducting due diligence regarding the funds; providing reasonable access to sales meetings, sales representatives and management representatives of the Dealer; granting reasonable access to the Dealer’s financial advisors and consultants; furnishing marketing support and other services. Additional compensation also may include non-cash compensation, financial assistance to Dealers in connection with conferences, seminars for the public and advertising campaigns, technical and systems support and reimbursement of ticket charges (fees that a Dealer firm charges its representatives for effecting transactions in fund shares) and other similar charges. The Distributor and its affiliates may make other payments or allow other promotional incentives to Dealers to the extent permitted by SEC and NASD rules and by other applicable laws and regulations.

In some instances, these incentives may be made available only to Dealers whose representatives have sold or may sell a significant number of shares. The Dealers receiving additional payments include those that may recommend that their clients consider or select an AXA Enterprise Fund for investment purposes, including those that may include one or more AXA Enterprise Funds on a “preferred” or “recommended” list of mutual funds. These payments may create an incentive for a Dealer firm or its representatives to recommend or offer shares of AXA Enterprise Funds to its customers over shares of other funds. In addition, these payments may result in greater access by the Distributor or its affiliates to, without limitation, the Dealer, its representatives, advisors and consultants and sales meetings, than other funds which do not make such payments or which make lower such payments.

In addition to the Dealer compensation described above, the funds and/or the Distributor may pay fees to the Dealers and their affiliated persons for maintaining fund share balances and/or for subaccounting, administrative or transaction processing services related to the maintenance of accounts for retirement and benefit plans and other omnibus accounts (“subaccounting fees”). Such subaccounting fees paid by the funds may differ depending on the fund and are designed to be equal to or less than the fees the funds would pay to their transfer agent for similar services. Because these subaccounting fees are directly related to the number of accounts and assets for which the Dealers provide services, the fees will increase with the success of the Dealers’ sales activities.

The funds’ portfolio transactions are not used as a form of sales-related compensation to Dealers that sell shares of the funds and the sale of such shares is not considered as a factor in the selection of broker-dealers to execute the funds’ portfolio transactions. The sub-advisers place each fund’s portfolio transactions with broker-dealer firms based on the firm’s ability to provide the best

FUND SERVICES

How Sales Charges are Calculated (cont’d)

net results from the transaction to the fund. To the extent that a sub-adviser determines that a Dealer can provide a fund with the best net results, the sub-adviser may place the fund’s portfolio transactions with the Dealer even though it sells or has sold shares of the fund.

You can find further information in the SAI about the payments made by the Distributor and its affiliates and services provided by your Dealer. Your Dealer may charge you fees or commissions in addition to those disclosed in this Prospectus. You can also ask your Dealer about any payments it receives from the Distributor and any services your Dealer provides, as well as about fees and/or commissions it charges.

FUND SERVICES

Ways to Reduce or Eliminate Sales Charges

You may qualify for a reduction or waiver of the sales charge. If you think you qualify for any of the sales charge waivers described below, you or your financial advisor may need to notify and/or provide certain documentation to us. You or your financial advisor also will need to notify us of the existence of other accounts in which there are holdings eligible to be aggregated to meet certain sales load breakpoints. Information you may need to provide to us includes:

•	Information or records regarding shares of the funds held in all accounts at any financial intermediary;

•	Information or records regarding shares of the funds held in any account at any financial intermediary by related parties of the shareholder, such as immediate family members; and/or

•	Any other information that may be necessary for us to determine your eligibility for a reduction or waiver of a sales charge.

Reducing Sales Charges — Class A Shares Only

There are a number of ways you can lower your sales charges on Class A shares, including:

•	Letter of Intent — You are entitled to a reduced sales charge if you execute a Letter of Intent to purchase $100,000 or more of Class A shares at the public offering price within a period of 13 months. Your discount will be determined based on the schedule in the table that appears above in the section entitled “How Sales Charges are Calculated — Class A Shares.” The minimum initial investment under a Letter of Intent is 5% of the amount stated in the Letter of Intent. Class A shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the higher sales charge that would apply to the shares actually purchased if the full amount stated is not purchased, and such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. When the full amount has been purchased, the escrow will be released. If you wish to enter into a Letter of Intent, you should complete the appropriate portion of the new account application. At your request, purchases made during the previous 90 days may be included.

•	Rights of Accumulation — You are entitled to a reduced sales charge on additional purchases of a class of shares of a fund if the value of your existing aggregate holdings of a particular fund at the time of the additional purchase calculated at the then applicable net asset value per share or initial purchase price less any redemption, whichever is higher, plus the amount of the additional purchase equals $100,000 or more. Your discount will be determined based on the schedule in the Class A sales charges table above. For purposes of determining the discount, we will aggregate holdings of fund shares of your spouse, immediate family or accounts you control, whether as a single investor or trustee provided that you notify us of the applicable accounts at the time of your additional investment by providing us with appropriate documentation, including the account numbers for all accounts that you are seeking to aggregate.

Eliminating Sales Charges and the CDSC — Class A Shares Only

Class A shares may be offered without a front-end sales charge or a CDSC to the following individuals and institutions:

•	Any government entity that is prohibited from paying a sales charge or commission to purchase mutual fund shares;

•	Representatives and employees, or their immediate family members of broker dealers and other intermediaries that have entered into selling or service arrangements with the Manager or the Distributor;

•	Financial institutions and other financial institutions’ trust departments for funds over which they exercise exclusive discretionary investment authority and which are held in fiduciary, agency, advisory, custodial or similar capacity;

•	Direct referrals by the Manager’s employees;

•	Clients of fee-based/fee-only financial advisors; and

•	State-sponsored Texas 529 qualified tuition savings plan.

The CDSC will not apply to Class A shares for which the selling dealer is not permitted to receive a sales load or redemption fee imposed on a shareholder with whom such dealer has a fiduciary relationship in accordance with provisions of the Employee Retirement Income Security Act and regulations thereunder, provided that the dealer agrees to certain reimbursement arrangements with the Distributor that are described in the SAI. If the dealer agrees to these reimbursement arrangements, no CDSC will be imposed with respect to Class A shares purchased for $1,000,000 or more.

FUND SERVICES

Ways to Reduce or Eliminate Sales Charges (cont’d)

Eliminating the CDSC

As long as we are notified at the time you sell, the CDSC for any shares may generally be eliminated in the following cases:

•	Distributions to participants or beneficiaries of and redemptions (other than redemption of the entire plan account) by plans qualified under Internal Revenue Code (“IRC”) Section 401(a) or from custodial accounts under IRC Section 403(b)(7), IRAs under IRC Section 408(a), participant-directed non-qualified deferred compensation plans under the IRC Section 457 and other employee benefit plans (“plans”), and returns of excess contributions made to these plans;

•	The liquidation of a shareholder’s account if the aggregate net asset value of shares held in the account is less than the required minimum;

•	Redemptions through a systematic withdrawal plan for applicable share classes (however, for Class B shares the amount or percentage you specify in the plan may not exceed, on an annualized basis, 10% of the value of your fund account based upon the value of your fund account on the day you establish your plan);

•	Redemptions of shares of a shareholder (including a registered joint owner) who has died or has become totally disabled (as evidenced by a determination by the federal Social Security Administration);

•	Redemptions made pursuant to any IRA systematic withdrawal based on the shareholder’s life expectancy in accordance with the requirements of the IRC, including substantially equal periodic payments described in IRC Section 72 prior to age 59½ and required minimum distributions after age 70½; or

•	Required minimum distributions from an IRA.

Repurchasing Fund Shares

If you redeem shares of a fund on which you paid an initial sales charge or are charged a CDSC upon redemption, you will be eligible for a reinstatement privilege if you reinvest the proceeds in shares of the same class of the same fund within 180 days of redemption. Specifically, when you reinvest, the fund, if instructed, will waive any initial sales charge or credit your account with the amount of the CDSC that you previously paid. The reinvested shares will keep their original cost and purchase date for purposes of calculating any future CDSCs. Please note: For federal income tax purposes, a redemption is treated as a sale that involves tax consequences, even if the proceeds are later reinvested. Please consult your tax advisor to determine how a redemption would affect you. The fund may modify or terminate the reinstatement privilege at any time.

If you think you may be eligible for a sales charge elimination or reduction, contact your financial professional or AXA Enterprise Multimanager Funds Trust. Check the SAI for details.

FUND SERVICES

It’s Easy to Open an Account

To open an account with AXA Enterprise Funds

1.	Read the Prospectus carefully.

2.	Determine how much you wish to invest. The following chart shows the investment minimums for various types of accounts.

Type of Account	Minimum to Open an Account*	Minimum for Subsequent Investments*
Individual Retail Accounts	$2000	$50
Individual Retirement Accounts (IRAs)	$ 250	$50
Automatic Bank Draft Plan	$ 250	$50**
Accounts established in a wrap program with which the AXA Enterprise Funds, AXA Equitable or the Distributor has an agreement.	$1000	$50
Coverdell Education Savings Accounts	$ 250	$50
Corporate retirement accounts, such as 401(k) and 403(b) plans	No minimum requirement.	No minimum requirement.
*	Does not apply to Class Y shares.
**	The Distributor offers an automatic bank draft plan with a minimum initial investment of $250 through which a fund will, following the initial investment, deduct $50 or more on a monthly basis from the investor’s demand deposit account to invest directly in the funds’ Class A, Class B or Class C shares.

3.	(a) Call your broker or other financial professional who can assist you in all the steps necessary to open an account; or

(b)  complete the appropriate part of the account application, carefully following the instructions. If you have any questions, please call your financial professional or AXA Enterprise Funds Trust at 1-800-432-4320. For more information on AXA Enterprise Funds’ investment programs, refer to the section entitled “Additional Investor Services” in the Prospectus.

4.	Use the following sections as your guide for purchasing shares.

To conform to regulations under the USA PATRIOT Act of 2001, the funds are required to obtain, verify, and record information that identifies each person who opens an account. A new account application includes your name, street address, date of birth and other identification information. The regulations require completion of this information before an account is opened, and you may also be requested to provide other identification documents. In addition, the funds may confirm your identity through the use of identity verification reports provided by consumer reporting agencies. Your personal information will be treated with the utmost confidentiality. If you fail to provide the required information or provide inaccurate information, this may lead to a delay in the processing of your account application and investment. If the funds cannot complete the identification process, your investment and the application may be returned.

A fund will deduct a $35 annual fee from accounts with a balance of less than $1500. This does not apply to Automatic Bank Draft Plan Accounts, Automatic Investment Plan Accounts, Retirement Accounts or Savings Plan Accounts.

Each fund reserves the right to close any fund account whose balance drops to $500 or less due to redemption activity. The fund will not close an account whose balance drops below $500 due to market movement. If an account is closed, its shares will be sold at the NAV, on the day the account is closed. A shareholder will be given at least 45 days’ notice before a fund closes an account with a balance of $500 or less so that the shareholder has an opportunity to increase the account balance.

FUND SERVICES

Buying Shares

	Opening an Account	Adding to an Account
Through Your Broker or other Financial Professional
	• Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to buy shares.	• Call your broker or other financial professional.
By Mail

•  Payment for shares must be made with a check in U.S. dollars drawn from a U.S. financial institution, payable to “AXA Enterprise Multimanager Funds Trust.” Cash, third party checks, “starter” checks, traveler’s checks, credit cards, credit card checks or money orders will not be accepted.

•  Payment for shares must be made with a check in U.S. dollars drawn from a U.S. financial institution, payable to “AXA Enterprise Multimanager Funds Trust.” Cash, third party checks, “starter” checks, traveler’s checks, credit cards, credit card checks or money orders will not be accepted.

•  Mail the check with your completed application to:

By Regular mail

AXA Enterprise Shareholder Services

P.O. Box 219731

Kansas City, MO 64121-9731

By Overnight Mail:

AXA Enterprise Shareholder Services

330 West 9th Street
Kansas City, Missouri 64105

•  Fill out detachable investment slip from an account statement. If no slip is available, include with the check a letter specifying the fund name, your class of shares, your account number and the registered account name(s).

By Wire
• Call AXA Enterprise Shareholder Services at 1-800-368-3527 to obtain an account number and wire transfer instructions. Your bank may charge you a fee for such a transfer.

•  Visit www.axaenterprise.com to add shares to your account by wire.

•  Instruct your bank to transfer funds to State Street Bank & Trust ABA # 011000028,
Account # 99047144, Attn: Custody.

•  Specify the fund name, your class of shares, your account number and the registered account name(s). Your bank may charge you a fee for such a transfer.

Automatic Investing Through Automatic Clearing House (“ACH”)
Automatic Bank Draft Plan

•  Indicate on your application that you would like to begin an automatic investment plan through ACH and the amount of the monthly investment (subject to $250 initial investment, and $50 minimum subsequently).

•  Send a check marked “Void” or a deposit slip from your bank account with your application.

•  Please call AXA Enterprise Shareholder Services at 1-800-368-3527 for an ACH Form. A signature guarantee may be required to add this privilege.

•  Your bank account may be debited monthly for automatic investment into one or more of the funds for each class. Not available for Class Y shares.

FUND SERVICES

Selling Shares

To Sell Some or All of Your Shares

Certain restrictions may apply. See section entitled “Restrictions on Buying, Selling and Exchanging Shares.” In addition, when a shareholder redeems or exchanges shares of an AXA Enterprise Fund (with the exceptions noted herein) which have been held for one month or less, the Trust will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. For more information, see “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”

Through Your Broker or other Financial Professional

•  Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to sell shares. Your broker or financial professional may charge you for its services.

By Mail

•  Write a letter to request a redemption specifying the name of the fund, the class of shares, your account number, the exact registered account name(s), the number of shares or the dollar amount to be redeemed and the method by which you wish to receive your proceeds. Additional materials may be required (see section entitled “Selling Shares in Writing” and in particular, the section on signature guarantees).

•  The request must be signed by all of the owners of the shares including the capacity in which they are signing, if appropriate.

•  Mail your request to:

AXA Enterprise Shareholder Services P.O. Box 219731 Kansas City, MO 64121-9731

•  Your proceeds (less any applicable CDSC) will be delivered by the method you choose. If you choose to have your proceeds delivered by mail, they will generally be mailed to you on the business day after the request is received. You may also choose to redeem by wire or through ACH (see below).

By Wire

•  Fill out the “Telephone Exchange Privilege and/or Telephone Redemption Privilege” and “Bank Account of Record” sections on your account application.

•  Call AXA Enterprise Shareholder Services at 1-800-368-3527, visit www.axaenterprise.com or indicate in your redemption request letter that you wish to have your proceeds wired to your bank.

•  If you submit a written request, your proceeds may be wired to the bank currently on file. If written instructions are to send the wire to any other bank, or redemption proceeds are greater than $50,000, a medallion guarantee is required. On a telephone request, your proceeds may be wired only to a bank previously designated by you in writing. To change the name of the single designated bank account to receive wire redemption proceeds, you must send a written request with signature(s) guaranteed to AXA Enterprise Shareholder Services.

•  Proceeds (less any applicable CDSC) will generally be wired on the next business day. A wire fee (currently $10) will be deducted from the proceeds. Your bank may also charge you a fee.

By Systematic Withdrawal Plan

•  Please refer to the section entitled “Additional Investor Services” or call AXA Enterprise Shareholder Services at 1-800-368-3527 or your financial professional for more information.

•  Because withdrawal payments may have tax consequences, you should consult your tax adviser before establishing such a plan.

FUND SERVICES

By Telephone

•  If you have authorized this service, you may redeem your shares by telephone by calling 1-800-368-3527.

•  If you make a telephone redemption request, you must furnish the name and address of record of the registered owner, the account number and tax ID number, the amount to be redeemed, and the name of the person making the request.

•  Checks for telephone redemptions will be issued only to the registered shareowner(s) and mailed to the last address of record or exchanged into another AXA Enterprise fund. All telephone redemption instructions are recorded and are limited to requests of $50,000 or less. If you have previously linked your bank account to your AXA Enterprise Fund account, you can have the proceeds sent via the ACH system to your bank.

•  Proceeds (less any applicable CDSC) will generally be sent on the next business day.

Participate in the Bank Purchase and Redemption Plan
• You may initiate an ACH Purchase or Redemption directly to a bank account when you have established proper instructions, including all applicable bank information, on the account.

FUND SERVICES

Selling Shares in Writing

To redeem your shares in writing, all owners of the shares must sign the redemption request in the exact names in which the shares are registered and indicate any special capacity in which they are signing. If a written request to sell is required, a letter of instruction signed by the authorized owner is necessary. In certain situations a signature guarantee or additional documentation may be required.

A medallion guarantee is necessary if:

•	Total redemption proceeds exceed $50,000;

•	A proceeds check for any amount is mailed to an address other than the address of record or not sent to the registered owner(s); or

•	Wire instructions indicate that wire proceeds should be sent to a bank other than the bank currently on file.

A medallion guarantee can be obtained from one of the following sources:

•	A financial professional or securities dealer;

•	A federal savings bank, cooperative or other type of bank;

•	A savings and loan or other thrift institution;

•	A credit union;

•	A securities exchange or clearing agency.

The table shows account types for which additional documentation may be necessary. Please call your financial professional or AXA Enterprise Shareholder Services regarding requirements for other account types.

Seller (Account Type)	Requirements for written requests
Individual, joint, sole proprietorship, UGMA/UTMA (minor accounts)	• The signatures on the letter must include all persons authorized to sign, including title, if applicable. • Medallion guarantee, if applicable (see above).
Corporate or association accounts	• The signature on the letter must include all trustees authorized to sign, including title.
Owners or trustees of trust accounts

•  The signature on the letter must include all trustees authorized to sign, including title.

•  If the names of the trustees are not registered on the account, include a copy of the trust document certified within the past 60 days.

•  Medallion guarantee, if applicable (see above).

Power of Attorney (POA)

•  The signatures on the letter must include the attorney-in-fact, indicating such title.

•  Medallion guarantee, if applicable (see above).

•  Certified copy of the POA document stating it is still in full force and effect, specifying the exact fund and account number, and certified within 60 days of receipt of instructions.*

Qualified retirement benefit plans	• The signature on the letter must include all trustees authorized to sign, including title. • Medallion guarantee, if applicable (see above).
IRAs	• Additional documentation and distribution forms required.
*	Certification may be made on court documents by the court, usually certified by the clerk of court. POA certification may be made by a commercial bank, broker/member of a domestic stock exchange or practicing attorney.

FUND SERVICES

Exchanging Shares

How to Exchange Fund Shares

Shares of each fund generally may be exchanged for shares of the same class of any other AXA Enterprise Fund, which currently includes funds of the Trust and funds comprising AXA Enterprise Funds Trust and The Enterprise Group of Funds, Inc., series of mutual funds for which AXA Equitable or Enterprise Capital Management, Inc. (“Enterprise Capital”), an affiliate of AXA Equitable, serves as the investment manager and for which AXA Equitable or Enterprise Capital has retained one or more sub-advisers to provide day-to-day management, without paying a sales charge or a CDSC. Shares of each AXA Enterprise Fund also may be acquired in exchange for shares of the same class of any other AXA Enterprise Fund without paying a sales charge or CDSC. For more information about any AXA Enterprise Fund that is not described in this prospectus, including each fund’s investment policies and strategies, risks, charges and expenses, visit www.axaenterprise.com or call 1-800-432-4320 for a prospectus. Please read the prospectus carefully before investing.

If an exchange results in opening a new account, you are subject to the applicable minimum investment requirement. All exchanges also are subject to the eligibility requirements of the AXA Enterprise Fund into which you are exchanging. The exchange privilege may be exercised only in those states where shares of the fund may be legally sold. The funds may also discontinue or modify the exchange privilege on a prospective basis at any time upon notice to shareholders in accordance with applicable law. For federal income tax purposes, an exchange of fund shares for shares of another AXA Enterprise Fund is treated as a sale on which gain or loss may be recognized. In addition, when a shareholder redeems or exchanges shares of an AXA Enterprise Fund (with the exceptions noted herein) which have been held for one month or less, the Trust will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. For more information, see “Purchase and Redemption Restrictions on Market-Timers and Active Traders.”

Through Your Broker or other Financial Professional
• Call your broker or other financial professional. Your broker or other financial professional can assist you in all the steps necessary to sell shares.
By Mail

•  Write a letter to request a redemption specifying the name of the fund from which you are exchanging, the account name(s) and address, the account number, the dollar amount or number of shares to be exchanged and the fund into which you are exchanging.

•  The request must be signed by all of the owners of the shares including the capacity in which they are signing, if appropriate.

•  Mail your request to:

AXA Enterprise Shareholder Services P.O. Box 219731 Kansas City, MO 64121-9731
By Telephone

•  If you have authorized this service, you may exchange by telephone by calling 1-800-368-3527.

•  If you make a telephone exchange request, you must furnish the name of the fund from which you are exchanging, the name and address of the registered owner, the account number and tax ID number, the dollar amount or number of shares to be exchanged, the fund into which you are exchanging, and the name of the person making the request.

By Website

•  Log into your account portfolio and select “View Account” for the fund from which you would like to make the exchange. On the next screen, choose “Fund Exchange.” Instructions on the following Exchange Request page will guide you through the final process. Previously outlined exchange guidelines apply to any online exchanges.

FUND SERVICES

Restrictions on Buying, Selling and Exchanging Shares

Purchase and Exchange Restrictions

The funds reserve the right to suspend or change the terms of purchasing, selling or exchanging shares.

Purchase and Redemption Restrictions on Market-Timers and Active Traders

Frequent exchanges or purchases and redemptions of AXA Enterprise Fund shares, including market timing and other program trading or short-term trading strategies, may be disruptive to the AXA Enterprise Funds. Such activity may adversely affect fund performance and the interests of long-term investors by requiring the fund to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, to accomodate frequent trades by investors, a fund may have to sell portfolio securities to have the cash necessary to redeem the market timer’s shares. This can happen when it is not advantageous to sell any securities, so the fund’s performance may be hurt. When large dollar amounts are involved, frequent trading can also make it difficult to use long-term investment strategies because a fund cannot predict how much cash it will have to invest. In addition, disruptive exchanges or purchases and redemptions of fund shares may impede efficient fund management and impose increased transaction costs, such as brokerage and tax costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a fund may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Funds that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than funds that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. market. Securities of small- and mid-capitalization companies and high yield securities also present arbitrage opportunities because the market for such securities may be less liquid than the market for the securities of larger companies and higher quality bonds, which could result in pricing inefficiencies.

The Trust and the AXA Enterprise Funds discourage frequent exchanges and purchases and redemptions of AXA Enterprise Fund shares by fund shareholders and will not make special arrangements to accommodate such transactions in AXA Enterprise Fund shares. As a general matter, each AXA Enterprise Fund and the Trust reserve the right to refuse or limit any purchase or exchange order by a particular purchaser (or group of related purchasers) if the transaction is deemed harmful to the AXA Enterprise Fund’s other shareholders or would disrupt the management of the AXA Enterprise Fund.

The Trust’s Board has adopted certain procedures to discourage what it considers to be disruptive trading activity. The Trust seeks to apply such policies and procedures to all shareholders uniformly. It should be recognized, however, that such procedures are subject to limitations:

•	They do not eliminate the possibility that disruptive trading activity, including market timing, will occur or that fund performance will be affected by such activity.

•	The design of such procedures involves inherently subjective judgments, which AXA Equitable, on behalf of the Trust, seeks to make in a fair and reasonable manner consistent with the interests of all shareholders.

•	The limits on AXA Equitable’s ability, on behalf of the Trust, to monitor and detect potentially disruptive trading activity and to impose the trading restrictions and redemption fees described herein, particularly in omnibus account arrangements, which means that some shareholders may be treated differently than others, resulting in the risk that some shareholders may be able to engage in frequent purchases and redemptions, while others will bear the effect of that activity.

If AXA Equitable, on behalf of the Trust, determines that a shareholder’s exchange or purchase and redemption patterns involving the AXA Enterprise Funds are disruptive to the AXA Enterprise Funds, it may, among other things, refuse or limit any purchase or exchange order. AXA Equitable may also refuse to act on exchange or purchase instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner. In making these determinations, AXA Equitable may consider the combined exchange or purchase and redemption activity of shareholders that it believes are under common ownership, control or direction. AXA Equitable currently considers exchanges into and out of (or vice versa) an AXA Enterprise Fund in less than two-week intervals or exchanges of shares held for less than seven days as potentially disruptive transfer activity.

FUND SERVICES

In addition, when a shareholder redeems or exchanges shares of an AXA Enterprise Fund (with the exceptions described below) which have been held for one month or less, the Trust will assess and retain for the benefit of the remaining shareholders, a short-term trading fee of 2% of the current net asset value of the shares being redeemed or exchanged. If the short-term trading fee is $50 or less, it may not be assessed on a redemption or exchange; however, during the 30-day period following a purchase or exchange, the fund reserves the right to collect short-term trading fees relating to a series of transactions by a shareholder if, in the aggregate, the fees total more than $50. The AXA Enterprise Funds will use the “first in, first out” method to determine the shareholder’s holding period. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the shareholder’s account. The AXA Enterprise Funds reserve the right to modify or discontinue the short-term trading fee at any time or from time to time.

The AXA Enterprise Funds will not assess a redemption fee with respect to certain transactions. At this time, the following shares of the AXA Enterprise Funds will not be subject to the redemption fees:

1. Shares purchased by the reinvestment of dividends or capital gain distributions:

2. Shares redeemed or exchanged by the AXA Enterprise Allocation Funds or the portfolios of the Texas 529 qualified tuition savings plans;

3. Shares redeemed or exchanged through an automatic, nondiscretionary rebalancing or asset reallocation program approved by AXA Equitable; and

4. Shares redeemed by an AXA Enterprise Fund to cover various fees (e.g., account fees).

Consistent with seeking to discourage disruptive trading activity, the Trust may also, in its sole discretion and without further notice, change what it considers potentially disruptive trading activity and its monitoring procedures and thresholds, change the amount of its short-term trading fee, as well as change its procedures to restrict this activity.

Selling Restrictions

The table below describes restrictions placed on selling shares of any fund described in this Prospectus.

Restriction	Situation
The fund may suspend the right of redemption or postpone payment for more than 7 days:	• When the New York Stock Exchange is closed (other than a weekend/holiday). • During an emergency. • Any other period permitted by the SEC.
Each fund reserves the right to suspend account services or refuse transaction requests:	• With a notice of dispute between registered owners. • With suspicion/evidence of a fraudulent act.
A fund may pay the redemption price in whole or part by a distribution in kind of readily marketable securities in lieu of cash or may take up to 7 days to pay a redemption request in order to raise capital:	• When it is detrimental for a fund to make cash payments as determined in the sole discretion of AXA Equitable.
A fund may withhold redemption proceeds until the check or funds have cleared:	• When redemptions are made within 10 calendar days of purchase by check of the shares being redeemed.

If you hold certificates representing your shares, they must be sent with your request for it to be honored. The Distributor recommends that certificates be sent by registered mail.

FUND SERVICES

How Fund Shares are Priced

“Net asset value” is the price of one share of a fund without a sales charge, and is calculated each business day using the following formula:

Net Asset Value =	Total market value of securities + Cash and other assets – Liabilities
Number of outstanding shares

The net asset value of fund shares is determined according to the following schedule:

•	A share’s net asset value is determined as of the close of regular trading on the New York Stock Exchange (“Exchange”) on the days the Exchange is open for trading. This is normally 4:00 p.m. Eastern Time.

•	The price you pay or receive for purchasing, redeeming or exchanging a share will be based upon the net asset value next calculated after your order is received “in good order” by the Transfer Agent or an approved financial intermediary (plus or minus applicable sales charges). We consider investments to be received in good order when all required documents and your check or wired funds are received by us, the Transfer Agent or an approved financial intermediary.

•	Requests received by the Transfer Agent or an approved financial intermediary after the Exchange closes will be processed based upon the net asset value determined at the close of regular trading on the next day that the Exchange is open.

•	An Underlying Fund heavily invested in foreign securities may have net asset value changes on days when you cannot buy or sell its shares because foreign securities sometimes trade on days when a fund’s shares are not priced.

Shares of the Underlying Funds held by the funds are valued at their net asset value. Generally, portfolio securities held by the Underlying Funds are valued as follows:

•	Equity securities — most recent sales price or official closing price or if there is no sale or official closing price, latest available bid price.

•	Debt securities (other than short-term obligations) — based upon pricing service valuations.

•	Short-term obligations (with maturities of 60 days or less) — amortized cost (which approximates market value).

•	Securities traded on foreign exchanges — most recent sales or bid price on the foreign exchange or market, unless a significant event or circumstance occurs after the close of that market or exchange that will materially affect its value. In that case, fair value as determined by or under the direction of the fund’s board of trustees or directors at the close of regular trading on the Exchange. Foreign currency is converted into U.S. dollar equivalent daily at current exchange rates.

•	Options — last sales price or, if not available, previous day’s sales price. Options not traded on an exchange or actively traded are valued according to fair value methods.

•	Futures — last sales price or, if there is no sale, latest available bid price.

•	Investment Company Securities — shares of open-end mutual funds held by a fund will be valued at the net asset value of the shares of such funds as described in the funds’ prospectuses.

•	Other Securities — other securities and assets for which market quotations are not readily available or for which valuation cannot be provided are valued at their fair value as determined in good faith under the direction of the fund’s board of trustees or directors. For example, a security whose trading has been halted during the trading day may be fair valued based on the available information at the time of the close of the trading market. Similarly, securities for which there is no ready market (e.g., securities of certain small capitalization issuers and certain issuers located in emerging markets) also may be fair valued. Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition on the securities.

Events or circumstances affecting the values of portfolio securities that occur between the closing of their principal markets and the time the net asset value is determined, such as foreign securities trading on foreign exchanges that may close before the time the net asset value is determined, may be reflected in the fund’s calculation of net asset values for each applicable fund when the fund’s board of trustees or directors deems that the particular event or circumstance would materially affect such fund’s net asset value. Such events or circumstances may be company specific, such as an earnings report, country or region specific, such as a natural disaster, or global in nature. Such events or circumstances also may include significant price movements in the U.S. securities markets.

FUND SERVICES

The effect of fair value pricing as described above is that securities may not be priced on the basis of quotations from the primary market in which they are traded, but rather may be priced by another method that the fund’s board of trustees or directors believes reflects fair value. As such, fair value pricing is based on subjective judgments and it is possible that fair value may differ materially from the value realized on a sale. This policy is intended to assure that the fund’s net asset value fairly reflects security values as of the time of pricing. Also, fair valuation of a fund’s portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the fund’s NAV by those traders.

Dividends and Other Distributions

The funds generally distribute most or all of their net investment income and their net realized gains, if any, annually. Depending on your investment goals and priorities, you may choose to:

•	Reinvest all distributions;

•	Reinvest all distributions in the same class of another AXA Enterprise Fund;

•	Receive income dividends in cash while reinvesting distributions from net capital gains in additional shares of the same class of the fund or in the same class of another AXA Enterprise Fund; or

•	Receive all distributions in cash.

Unless you indicate otherwise, distributions will automatically be reinvested in shares of the same class of the fund at net asset value.

For more information or to change your distribution option, contact the Trust in writing, contact your broker or call 1-800-368-3527.

Tax Consequences

Each fund intends to meet all requirements of the Internal Revenue Code necessary to qualify for treatment as a “regulated investment company” and thus does not expect to pay any federal income tax on net income and capital gains it distributes to its shareholders.

Fund distributions paid to you either in cash or reinvested in additional shares are generally taxable to you either as ordinary income or as capital gain (unless you invest through a tax-exempt vehicle such as an IRA or 401(k) plan). Distributions derived from the excess of net short-term capital gain over net long-term capital loss or net investment income are taxable at ordinary income tax rates, except that a fund’s dividends attributable to “qualified dividend income” (i.e., dividends received on stock of U.S. and certain foreign corporations with respect to which the fund satisfies certain holding period, debt-financing and other restrictions) generally are subject to a 15% maximum rate for individual shareholders who satisfy those restrictions with respect to the fund shares on which the dividends were paid. Distributions of gains from investments that a fund owned for more than one year and that it designates as capital gain dividends generally are taxable to you as long-term capital gain, regardless of how long you have held fund shares, and also are subject to a 15% maximum federal income tax rate for individual shareholders to the extent the distributions are attributable to net capital gain the fund recognizes on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009.

An exchange of shares of a fund for shares of another AXA Enterprise Fund is treated as a sale, and any resulting gain or loss will be subject to federal income tax; any such gain an individual shareholder recognizes on a redemption or exchange of his or her fund shares that have been held for more than one year will qualify for the 15% maximum rate. If you purchase shares of a fund shortly before it declares a capital gain distribution or a dividend, a portion of the purchase price may be returned to you as a taxable distribution even though it represents, in effect, a partial return of your investment.

If you receive more than $10 in a year in dividends from a fund, you will receive a Form 1099 in January of the following year to help you report the prior calendar year’s distributions and redemption proceeds, if any, on your federal income tax return. Be sure to keep that form as a permanent record. A fee may be charged for any duplicate information requested.

You should consult your tax adviser about any federal, state and local taxes that may apply to the distributions you receive.

FUND SERVICES

Additional Information

Additional Investor Services

Automatic Bank Draft Plan

An Automatic Bank Draft Plan is available for investors who wish to purchase shares of one or more of the AXA Enterprise Funds for each class (except Class Y) in amounts of $50 or more on a regular basis by having the amount of the investment automatically deducted from the investor’s checking account. The minimum initial investment for this Plan is $250. Forms authorizing this service are available from the Trust. To join the Automatic Investment Program, please refer to the section entitled “Buying Shares.”

Automatic Dollar Cost Averaging Plan

You may have your shares automatically invested on a monthly basis into the same class of one or more of the AXA Enterprise Funds. As long as you maintain a balance of $2,000 in the account from which you are transferring your shares, you may transfer $50 or more to an established account in another AXA Enterprise Fund or you may open a new account with $250 or more. This policy also applies to Class Y shares if you are not subject to the minimum. To join the Automatic Investment Program, please refer to the section entitled “Buying Shares.”

Automatic Reinvestment Plan

Dividends and capital gains distributions may be automatically reinvested in the same class of shares without a sales charge. This does not apply to the AXA Enterprise Money Market Fund dividends invested in another AXA Enterprise Fund, which may be subject to a sales charge.

Dividend Diversification Program

This program allows you to have all dividends and any other distributions automatically invested in shares of the same class of another AXA Enterprise Fund, subject to the eligibility requirements of that other AXA Enterprise Fund and to state securities law requirements. Shares will be purchased at the selected AXA Enterprise Fund’s net asset value without a front-end sales charge or CDSC on the dividend record date. Before establishing a Dividend Diversification Program into any other AXA Enterprise Fund, please carefully read the relevant information about it in the Prospectus.

Automatic Exchange Plan

AXA Enterprise Funds have an automatic exchange plan under which shares of a class of an AXA Enterprise Fund are automatically exchanged each month for shares for the same class of other AXA Enterprise Funds. There is no fee for exchanges made under this plan, but there may be a sales charge or tax consequences in certain circumstances. Please refer to the SAI for more information.

Systematic Withdrawal Plan

If you have at least $5,000 in your account, you may participate in a systematic withdrawal plan. Under this plan, you may arrange monthly, quarterly, semi-annual or annual automatic withdrawals of at least $100 from any AXA Enterprise Fund. The proceeds of each withdrawal will be mailed to you or as you otherwise direct in writing, including to a life insurance company, including an affiliate of the Manager. The $5,000 minimum account size is not applicable to Individual Retirement Accounts. The maximum annual rate at which Class B shares may be sold under a systematic withdrawal plan is 10% of the net asset value of the account. The funds process sales through a systematic withdrawal plan on the 15th day of the month or the following business day if the 15th is not a business day. Any income or capital gain dividends will be automatically reinvested at net asset value. A sufficient number of full and fractional shares will be redeemed to make the designated payment. Depending upon the size of the payments requested and fluctuations in the net asset value of the shares redeemed, sales for the purpose of making such payments may reduce or even exhaust the account. You should not purchase Class A shares while participating in a systematic withdrawal plan because you may be redeeming shares upon which a sales charge was already paid unless you

FUND SERVICES

purchased shares at net asset value. The AXA Enterprise Fund will not knowingly permit additional investments of less than $2,000 if you are making systematic withdrawals at the same time. The AXA Enterprise Fund will waive the CDSC on redemptions of shares made pursuant to a systematic withdrawal plan if the proceeds do not exceed 10% annually of the net asset value of the account. The AXA Enterprise Fund may amend the terms of the systematic withdrawal plan on 30 days’ notice. You or the AXA Enterprise Funds may terminate the plan at any time.

Automatic Bank Purchase Plan

If you have your bank account linked to your AXA Enterprise account, you can call Shareholder Services at 1-800-368-3527 prior to 4:00 p.m. Eastern Standard Time and purchase shares at that day’s closing price. The money will be taken from your bank account within one to five days.

AXA Enterprise Funds-Related Web Site

Visit www.axaenterprise.com to review your account balance and recent transaction, to view daily prices and performance information or to order duplicate account statements and tax information.

Transactions Through Processing Organizations

You may purchase or sell AXA Enterprise Fund shares through an organization that provides recordkeeping and consulting services to 401(k) plans or other employee benefit plans or other omnibus accounts (“Processing Organization”). Processing Organizations may charge you a fee for this service and may require different minimum initial and subsequent investments than the AXA Enterprise Funds. Processing Organizations may also impose other charges or restrictions different from those applicable to shareholders who invest in the AXA Enterprise Funds directly. A Processing Organization, rather than its customers, may be the shareholder of record of your shares. The AXA Enterprise Funds are not responsible for the failure of any Processing Organization to carry out its obligations to its customers. Certain Processing Organizations may receive compensation from AXA Equitable or its affiliates and certain Processing Organizations may receive compensation from the AXA Enterprise Funds for shareholder recordkeeping and similar services.

DESCRIPTION OF BENCHMARK

Standard & Poor’s 500 Index

Contains 500 of the largest U.S. industrial, transportation, utility and financial companies deemed by Standard & Poor’s to be representative of the larger capitalization portion of the U.S. Stock Market. The index is capitalization weighted, thereby giving greater weight to companies with the largest market capitalizations.

FINANCIAL HIGHLIGHTS

The following financial highlights tables are intended to help you understand the Allocation Funds’ financial performance for the periods shown. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that a shareholder would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

The financial information in the tables below has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Trust’s financial statements, is included in the Trust’s Annual Report. The information should be read in conjunction with the financial statements contained in the Trust’s Annual Report which are incorporated by reference into the Trust’s SAI and available upon request.

AXA ENTERPRISE CONSERVATIVE ALLOCATION FUND

	Class A	Class B	Class C	Class Y
	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)
Net asset value, beginning of period	$10.00	$10.00	$10.00	$10.00

Income (loss) from investment operations:
Net investment income	0.20	0.15	0.15	0.23
Net realized and unrealized loss on investments	(0.13)	(0.11)	(0.11)	(0.13)

Total from investment operations	0.07	0.04	0.04	0.10

Net asset value, end of period	$10.07	$10.04	$10.04	$10.10

Total return (b)†	0.70%	0.40%	0.40%	1.00%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$1,650	$449	$493	$10
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	0.75%	1.30%	1.30%	0.30%
Before waivers and reimbursements (a)	12.44%	12.99%	12.99%	11.99%
Ratio of net investment income (loss) to average net assets:
After waivers and reimbursements (a)	2.42%	1.87%	1.87%	2.87%
Before waivers and reimbursements (a)	(9.27)%	(9.82)%	(9.82)%	(8.82)%
Portfolio turnover rate (d)	25%	25%	25%	25%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$0.95	$0.95	$0.95	$0.95

AXA ENTERPRISE MODERATE ALLOCATION FUND

	Class A	Class B	Class C	Class Y
	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)
Net asset value, beginning of period	$10.00	$10.00	$10.00	$10.00

Income from investment operations:
Net investment income	0.10	0.05	0.05	0.13
Net realized and unrealized gain on investments	0.07	0.08	0.09	0.08

Total from investment operations	0.17	0.13	0.14	0.21

Net asset value, end of period	$10.17	$10.13	$10.14	$10.21

Total return (b)†	1.70%	1.30%	1.40%	2.10%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$4,413	$3,309	$1,136	$10
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	0.75%	1.30%	1.30%	0.30%
Before waivers and reimbursements (a)	4.31%	4.86%	4.86%	3.86%
Ratio of net investment income (loss) to average net assets:
After waivers and reimbursements (a)	1.17%	0.62%	0.62%	1.62%
Before waivers and reimbursements (a)	(2.39)%	(2.94)%	(2.94)%	(1.94)%
Portfolio turnover rate (d)	52%	52%	52%	52%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$0.29	$0.29	$0.29	$0.29

AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND(e)

	Class A
	Year Ended October 31, 2005(c)(f)(g)		Ten Months Ended October 31, 2004(c)
				Year Ended December 31,
				2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$6.72		$6.61	$5.54	$7.08	$8.03	$9.06

Income (loss) from investment operations:
Net investment income (loss)	0.07		0.03	0.04	0.01	(0.01)	0.06
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.51		0.08	1.09	(1.55)	(0.94)	(0.03)

Total from investment operations	0.58		0.11	1.13	(1.54)	(0.95)	0.03

Less distributions:
Dividends from net investment income	(0.06)		—	(0.06)	—	—	(0.07)
Distributions from realized gains	—		—	—	—	—	(0.99)

Total dividends and distributions	(0.06)		—	(0.06)	—	—	(1.06)

Redemption fees	—	#	— #	—	—	—	—

Net asset value, end of period	$7.24		$6.72	$6.61	$5.54	$7.08	$8.03

Total return (b)†	8.61%		1.66%	20.35%	(21.75)%	(11.83)%	0.46%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$61,429		$61,415	$57,797	$47,471	$82,109	$104,057
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	1.18%		1.45%	1.45%	1.49%	1.50%	1.51%
After waivers, reimbursements and fees paid indirectly (a)	1.09%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	1.77%		1.76%	1.78%	1.73%	1.58%	1.52%
Ratio of net investment income (loss) to average net assets:
After waivers and reimbursements (a)	0.90%		0.59%	0.67%	0.24%	(0.08)%	0.77%
After waivers, reimbursements and fees paid indirectly (a)	0.99%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	0.31%		0.28%	0.34%	0.00%	(0.16)%	0.76%
Portfolio turnover rate (d)	153	%(h)	53%	78%	88%	130%	22%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income (loss)	$0.04		**	**	**	**	**

AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND(e) (cont’d)

	Class B
	Year Ended October 31, 2005(c)(f)(g)		Ten Months Ended October 31, 2004(c)	Year Ended December 31,
				2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$6.54		$6.46	$5.42	$6.96	$7.93	$8.96

Income (loss) from investment operations:
Net investment income (loss)	0.03		— #	0.01	(0.02)	(0.05)	0.02
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.50		0.08	1.05	(1.52)	(0.92)	(0.04)

Total from investment operations	0.53		0.08	1.06	(1.54)	(0.97)	(0.02)

Less distributions:
Dividends from net investment income	(0.02)		—	(0.02)	—	—	(0.02)
Distributions from realized gains	—		—	—	—	—	(0.99)

Total dividends and distributions	(0.02)		—	(0.02)	—	—	(1.01)

Redemption fees	—	#	— #	—	—	—	—

Net asset value, end of period	$7.05		$6.54	$6.46	$5.42	$6.96	$7.93

Total return (b)†	8.08%		1.24%	19.59%	(22.13)%	(12.23)%	(0.12)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$42,238		$53,200	$65,876	$61,098	$93,248	$111,848
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	1.73%		2.00%	2.00%	2.03%	2.05%	2.06%
After waivers, reimbursements and fees paid indirectly (a)	1.64%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	2.32%		2.31%	2.33%	2.28%	2.13%	2.07%
Ratio of net investment income (loss) to average net assets:
After waivers and reimbursements (a)	0.35%		0.04%	0.14%	(0.30)%	(0.63)%	0.23%
After waivers, reimbursements and fees paid indirectly (a)	0.44%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	(0.24)%		(0.27)%	(0.19)%	(0.55)%	(0.71)%	0.22%
Portfolio turnover rate (d)	153	%(h)	53%	78%	88%	130%	22%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income (loss)	$0.04		**	**	**	**	**

AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND(e) (cont’d)

	Class C
	Year Ended October 31, 2005(c)(f)(g)		Ten Months Ended October 31, 2004(c)	Year Ended December 31,
				2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$6.52		$6.44	$5.41	$6.96	$7.93	$8.96

Income (loss) from investment operations:
Net investment income (loss)	0.03		— #	0.01	(0.02)	(0.05)	0.02
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.49		0.08	1.05	(1.53)	(0.92)	(0.04)

Total from investment operations	0.52		0.08	1.06	(1.55)	(0.97)	(0.02)

Less distributions:
Dividends from net investment income	(0.02)		—	(0.03)	—	—	(0.02)
Distributions from realized gains	—		—	—	—	—	(0.99)

Total dividends and distributions	(0.02)		—	(0.03)	—	—	(1.01)

Redemption fees	—	#	— #	—	—	—	—

Net asset value, end of period	$7.02		$6.52	$6.44	$5.41	$6.96	$7.93

Total return (b)†	7.95%		1.24%	19.59%	(22.27)%	(12.23)%	(0.15)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$7,141		$6,732	$6,149	$3,513	$5,597	$7,382
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	1.73%		2.00%	2.00%	2.04%	2.05%	2.06%
After waivers, reimbursements and fees paid indirectly (a)	1.64%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	2.32%		2.31%	2.33%	2.28%	2.13%	2.07%
Ratio of net investment income to average net assets:
After waivers and reimbursements (a)	0.35%		0.04%	0.09%	(0.31)%	(0.63)%	0.23%
After waivers, reimbursements and fees paid indirectly (a)	0.44%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	(0.24)%		(0.27)%	(0.24)%	(0.55)%	(0.71)%	0.22%
Portfolio turnover rate (d)	153	%(h)	53%	78%	88%	130%	22%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$0.04		**	**	**	**	**

AXA ENTERPRISE MODERATE-PLUS ALLOCATION FUND(e) (cont’d)

	Class Y
	Year Ended October 31, 2005(c)(f)(g)		Ten Months Ended October 31, 2004(c)	Year Ended December 31,
				2003(c)	2002(c)	2001(c)	2000(c)
Net asset value, beginning of period	$6.79		$6.65	$5.57	$7.10	$8.01	$9.05

Income from investment operations:
Net investment income	0.10		0.06	0.07	0.02	0.03	0.10
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.51		0.08	1.09	(1.55)	(0.94)	(0.04)

Total from investment operations	0.61		0.14	1.16	(1.53)	(0.91)	0.06

Less distributions:
Dividends from net investment income	(0.09)		—	(0.08)	—	—	(0.11)
Distributions from realized gains	—		—	—	—	—	(0.99)

Total dividends and distributions	(0.09)		—	(0.08)	—	—	(1.10)

Redemption fees	—	#	— #	—	—	—	—

Net asset value, end of period	$7.31		$6.79	$6.65	$5.57	$7.10	$8.01

Total return (b)	9.05%		2.11%	20.91%	(21.55)%	(11.36)%	0.83%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$307		$381	$374	$172	$43,417	$54,761
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	0.73%		1.00%	1.00%	1.05%	1.05%	1.06%
After waivers, reimbursements and fees paid indirectly (a)	0.64%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	1.32%		1.31%	1.33%	1.20%	1.13%	1.07%
Ratio of net investment income to average net assets:
After waivers and reimbursements (a)	1.35%		1.04%	1.10%	0.28%	0.37%	1.23%
After waivers, reimbursements and fees paid indirectly (a)	1.44%		N/A	N/A	N/A	N/A	N/A
Before waivers, reimbursements and fees paid indirectly (a)	0.76%		0.73%	0.77%	0.13%	0.29%	1.22%
Portfolio turnover rate (d)	153	%(h)	53%	78%	88%	130%	22%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$0.04		**	**	**	**	**

AXA ENTERPRISE AGGRESSIVE ALLOCATION FUND

	Class A	Class B	Class C	Class Y
	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)	January 10, 2005* to October 31, 2005(c)(g)
Net asset value, beginning of period	$10.00	$10.00	$10.00	$10.00

Income (loss) from investment operations:
Net investment loss	(0.03)	(0.08)	(0.08)	— #
Net realized and unrealized gain on investments	0.49	0.50	0.49	0.49

Total from investment operations	0.46	0.42	0.41	0.49

Net asset value, end of period	$10.46	$10.42	$10.41	$10.49

Total return (b)†	4.60%	4.20%	4.10%	4.90%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$2,746	$1,216	$1,188	$12
Ratio of expenses to average net assets:
After waivers and reimbursements (a)	0.75%	1.30%	1.30%	0.30%
Before waivers and reimbursements (a)	7.10%	7.65%	7.65%	6.65%
Ratio of net investment income (loss) to average net assets:
After waivers and reimbursements (a)	(0.40)%	(0.95)%	(0.95)%	0.05%
Before waivers and reimbursements (a)	(6.75)%	(7.30)%	(7.30)%	(6.30)%
Portfolio turnover rate (d)	68%	68%	68%	68%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$0.53	$0.53	$0.53	$0.53

*	Commencement of operations.
**	Prior to October 31, 2005, these ratios and per share amounts were not provided.
#	Per share amount is less than $0.005.
†	The total returns for Class A, Class B, Class C and Class P do not include sales charges.
(a)	Ratios for periods of less than one year are annualized.
(b)	Total return for periods less than one year are not annualized.
(c)	Net investment income and capital changes are based on daily average shares outstanding.
(d)	Portfolio turnover rate for periods less than one year are not annualized.
(e)	On June 3, 2005, the Fund received, through a merger, the assets and liabilities of the Enterprise Managed Fund. The information from January 1, 2000 through October 31, 2004 is that of the predecessor Enterprise Managed Fund. Information for the year ended October 31, 2005 includes the results of the operations of the predecessor Enterprise Managed Fund from November 1, 2004 through June 3, 2005.
(f)	The ratios shown are Effective Ratios. During the period when the fund was the Enterprise Managed Fund, the expense limitations were 1.45%, 2.00%, 2.00, and 1.00% for Class A, Class B, Class C, and Class Y, respectively. During the period when the fund was AXA Enterprise Moderate-Plus Allocation Fund, the expense limitations were 0.75%, 1.30%, 1.30%, and 0.30% for Class A, Class B, Class C, and Class Y, respectively.
(g)	Reflects overall fund ratios adjusted for class specific expenses.
(h)	Reflects purchases and sales from change in investment strategy due to reorganization.

If you would like more information about the funds, the following documents are available free upon request and on the funds’ website at www.axenterprise.com.

Annual and Semi-Annual Report — Includes more information about the funds’ performance. The reports usually include performance information, a discussion of market conditions and the investment strategies that affected the funds’ performance during the last fiscal year.

Statement of Additional Information (SAI) — Provides more detailed information about the funds, has been filed with the Securities and Exchange Commission and is incorporated into this prospectus by reference.

Portfolio Holdings Disclosure — A description of the funds’ policies and procedures with respect to the disclosure of a fund’s portfolio securities is available (i) in the funds’ SAI; and (ii) on the fund’s website.

To order a free copy of a fund’s SAI and/or Annual and Semi-Annual Report,

contact your financial professional, or the Distributor at:

Enterprise Fund Distributors, Inc.

Atlanta Financial Center

3343 Peachtree Road, N.E., Suite 450

Atlanta, GA 30326

Telephone: 800-432-4320

Internet: www.axaenterprise.com

Your financial professional or AXA Enterprise Multimanager Funds will also be happy to answer your questions or to provide any additional information that you may require

Information about the funds (including the SAI) can be reviewed and copied at the

SEC’s Public Reference Room in Washington, D.C. Information on the operation of the

Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the funds are available on the EDGAR database on the SEC’s

Internet site at

http://www.sec.gov

Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following e-mail address:

publicinfo@sec.gov or by writing the

SEC’s Public Reference Room,

100 F Street N.E.

Washington, D.C. 20549

AXA Enterprise Multimanager Funds

AXA Enterprise Allocation Funds

AXA Enterprise Conservative Allocation Fund
AXA Enterprise Moderate Allocation Fund
AXA Enterprise Moderate-Plus Allocation Fund
AXA Enterprise Aggressive Allocation Fund

(Investment Company Act File No. 811-10507)